Bank One Auto Securitization Trust

Asset Backed Securities

Bank One Auto Securitization LLC

Seller

Bank One, National Association

Transferor and Servicer

You should consider carefully the risk factors beginning on page 4 in this prospectus and the risk factors in the prospectus supplement.

The notes and the certificates will represent obligations of or interests in the issuer only and are not guaranteed by Bank One, National Association, Bank One Auto Securitization LLC or any of their other affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related issuer.

An issuer:

●

may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes; and

●

will own:

●

motor vehicle loans secured by new and used automobiles and/or light trucks;

●

collections on the receivables;

●

liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

●

funds in the accounts of the issuer; and

●

any credit enhancements issued in favor of the issuer.

The securities:

●

will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;

●

will be paid only from the assets of the issuer that issued those securities;

●

will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

●

may benefit from one or more forms of credit enhancement; and

●

will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2003

TABLE OF CONTENTS

Page	Page

Overview of the Information in this

   Prospectus and the Prospectus Supplement

3

Risk Factors

4

Capitalized Terms

12

Description of the Issuers

12

Description of the Trustee

13

Description of the Receivables

13

The Receivables

13

The Receivables Pool

14

Calculation Methods

14

Bank One, National Association’s Origination

   and Servicing Procedures

15

Origination

15

Underwriting

17

Servicing

18

Insurance

19

Collection Activities

19

Delinquency and Loss Information

20

Prefunding Arrangement

20

Maturity and Prepayment Considerations

21

Pool Factor and Pool Information

22

Use of Proceeds

22

Description of the Seller

22

Description of the Transferor and the Servicer

23

Description of the Securities

23

The Notes

24

The Certificates

25

Ratings of the Securities

26

Revolving Period and Amortization Period

26

Form of Securities

26

Book-Entry Securities

27

The Depository Trust Company

28

Clearstream Banking, société anonyme

28

Euroclear System

29

Distributions on Book-Entry Securities

29

Global Clearance and Settlement Procedures

30

Global Tax Documentation Procedures

30

Definitive Securities

31

List of Securityholders

32

Statements to Securityholders

33

Description of the Transfer and Servicing

   Agreements

34

Sale and Assignment of the Receivables

34

The Collection Account and Eligible Investments

35

Other Accounts

36

Payments on Receivables

36

Payments and Distributions on the Securities

37

Credit and Cash Flow Enhancement

37

Insurance on Financed Motor Vehicles

38

Servicer Reports

38

Purchase of Receivables by the Servicer

38

Servicing Fee

38

Servicing

38

Advances

39

Realization Upon Defaulted Receivables

39

Evidence as to Compliance

39

Material Matters Regarding the Servicer

39

Defaults by the Servicer

40

Rights Upon Default by the Servicer

41

Amendment

41

Termination

41

The Trustee and Indenture Trustee

42

Description of the Administration Agreement

43

Description of the Indenture

43

Modification of Indenture

43

Events of Default Under the Indenture; Rights

   Upon Event of Default

44

Material Covenants

46

List of Noteholders

47

Annual Compliance Statement

48

Indenture Trustee’s Annual Report

48

Satisfaction and Discharge of Indenture

48

The Indenture Trustee

48

Material Legal Aspects of the Receivables

49

Rights in the Receivables

49

Security Interests in the Financed Motor

   Vehicles

49

Repossession

51

Notice of Sale; Redemption Rights

51

Deficiency Judgments and Excess Proceeds

51

Consumer Protection Laws

52

Matters Relating to Conservatorship and

   Receivership

52

Certain Regulatory Matters

54

Repurchase Obligation

55

Other Limitations

55

Other Litigation

55

Material Federal Income Tax Consequences

56

Trusts Treated as Partnerships or Disregarded

   Entities (Owner Trusts)

56

Tax Consequences to Holders of the Notes Issued

   by a Partnership or a Disregarded Entity

57

Tax Consequences to Holders of the Certificates

   Issued by a Partnership

60

Trusts Treated as Grantor Trusts

65

Financial Asset Securitization Trusts

70

State and Local Tax Consequences

70

ERISA Considerations

70

Underwriting

73

Forward-Looking Statements

74

Ratings of the Securities

75

Reports to Securityholders

76

Where You Can Find More Information

76

Incorporation by Reference

76

Legal Matters

76

Glossary

77

Overview of the Information in this Prospectus and the Prospectus Supplement

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series or class of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series and class, including information about:

●

the type of securities offered;

●

specific risks relating to an investment in the securities;

●

the timing and amount of interest and principal payments;

●

the receivables and other collateral underlying your securities;

●

the credit enhancement for each class;

●

the credit ratings; and

●

the method for selling the securities.

Whenever information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus or the prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the prospectus supplement in their entirety.

Risk Factors

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement, which are the principal risks of an investment in the securities, before making an investment decision. In particular, distributions on your securities will depend on payments received on, and other recoveries with respect to, the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities.

Your securities are either secured solely by, or represent beneficial ownership interests solely in, the assets of the related issuer. Your securities will not represent an interest in or obligation of us, Bank One, which we refer to as the transferor, or any other person. We, the transferor, or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specified in the prospectus supplement, by any provider of credit enhancement.

You may experience reduced returns on your securities resulting from prepayments.

You may receive payment of principal on the securities earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your securities. Prepayments on the receivables by the related obligors and purchases of the receivables by the transferor, the seller or the servicer will shorten or lengthen the expected life of the securities to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

All of the receivables may be prepaid at any time, although some may require the obligor to pay a prepayment penalty.  The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

●

other events which have the same effect as prepayments in full of receivables, including liquidations due to default, receipts of proceeds from insurance policies and repurchases of receivables;

●

the purchase of receivables by the transferor, the servicer or the seller, as a result of breaches of representations and warranties and/or breaches of particular covenants;

●

the application of any remaining amounts on deposit in any prefunding accounts not applied to the purchase of additional receivables; and

●

the purchase by the seller, the servicer or another entity of the receivables pursuant to its optional purchase right when the aggregate principal balance thereof is at or below the percentage specified in the prospectus supplement of the initial aggregate principal balance of the receivables.

The rate of prepayments of receivables cannot be predicted and therefore, no assurance can be given as to the level of prepayments that an investor will experience.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer.

The servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivables having a priority over the issuer’s interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses.

Upon the origination of a receivable, the originator of the receivable takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, the transferor will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer.  To the extent the transferor is not the originator of a receivable, it will not be named as lienholder of the related financed vehicle.  The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states.  The transferor will be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of the originator of the receivable in the financed vehicle. The servicer will purchase any receivable sold to the issuer as to which it failed to maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable subject to the expiration of the applicable cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss.

Receivables that fail to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a loan, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the prospectus supplement, the transferor will be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the transferor fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Material Legal Aspects of the Receivables—Consumer Protection Laws.”

Bankruptcy of the seller could result in delays in payments or losses on your securities.

The seller intends that its sale of the receivables to the issuer will be a valid sale and assignment of the receivables to the issuer. If the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or the seller itself were to take the position that the sale of receivables by the seller to the issuer should instead be treated as a pledge of the receivables to secure a borrowing of the seller, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of such payments could result. If the transfer of receivables by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of the seller arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors.

The transferor’s insolvency could reduce or delay payments on your securities.

The transferor and the seller intend that the transfer of receivables from the transferor to the seller be treated as a sale. If the transferor were to become insolvent, the FDIA, as amended by FIRREA, gives certain powers to the FDIC, if it were approved as receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to an issuer of payments collected on the receivables.

Under FIRREA, if the transfer of the receivables to the issuer were characterized as a loan secured by a pledge of receivables rather than a sale, the issuer’s security interest in the receivables should be respected by the FDIC if:

●

the transferor’s transfer of the receivables is the grant of a valid security interest in the receivables to the issuer;

●

the transferor becomes insolvent and the FDIC is appointed conservator or receiver of the transferor; and

●

the security interest:

(1)

is validly perfected before the transferor’s insolvency, and

(2)

was not taken in contemplation of the transferor’s insolvency or with the intent to hinder, delay or defraud the seller or its creditors.

In addition, a regulation promulgated by the FDIC provides, among other things, that the FDIC will not seek to recharacterize a transfer of receivables as a secured loan if such transfer satisfies the conditions for sale accounting under GAAP and satisfies certain other requirements of the regulation.

If the FDIC were to assert a different position, or the FDIC regulation were inapplicable, you might experience delays and/or reductions in payments on your securities. In addition, the FDIC might have the right to repay the securities early and for an amount which may be greater or less than their principal balance. For example, under the FDIA, the FDIC could–

●

require the issuer or the indenture trustee to go through an administrative claims procedure to establish its right to those payments;

●

request a stay of proceedings with respect to the transferor; or

●

reject the transferor’s sales contract and limit the issuer’s resulting claim to actual direct compensatory damages.

See “Material Legal Aspects of the Receivables—Matters Relating to Conservatorship and Receivership.”

Regulatory action could cause delays or reductions in payment of your securities to occur.

Federal banking agencies have broad enforcement powers over the transferor.  If the appropriate banking agency were to find that any agreement or contract, including a transaction document, of the transferor, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to the transferor, that banking agency has the power to order the transferor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate.  If an appropriate banking agency did reach such a conclusion, and ordered the transferor to rescind or amend the transaction documents, payments to you could be delayed or reduced, and the transferor may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.  See “Material Legal Aspects of the Receivables—Certain Regulatory Matters.”

The transferor and the seller have limited obligations to an issuer and will not make payments on the securities.

The transferor, the seller and their affiliates are generally not obligated to make any payments to you on your securities.  The transferor, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, the transferor will make representations and warranties about the characteristics of the receivables.

If the transferor breaches a representation or warranty for a receivable, the transferor may be required to repurchase that receivable. If the transferor fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables.”

In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities. See “Description of the Transfer and Servicing Agreements—Servicing Procedures.”

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.

Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the transferor nor the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee or indenture trustee. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Motor Vehicles.”

Commingling of assets by the servicer could reduce or delay payments on the securities.

Unless otherwise provided in the prospectus supplement, the servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt. However, in the event that the conditions specified under “Description of the Transfer and Servicing Agreements—Payments on Receivables” are satisfied, the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss. To the extent set forth in the prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the receivables and payment of the aggregate purchase price of the receivables purchased by the servicer.

Extensions and deferrals of payments on receivables could increase the average life of the securities.

In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, unless otherwise provided in the prospectus supplement, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled distribution date for any class of related securities.

If the transferor is no longer the servicer, you may experience delays in payment or losses on your securities.

If the transferor is removed as servicer or is no longer able to act as the servicer, there may be delays in processing payments or losses on the receivables because of the disruption of transferring servicing to the successor servicer, or because the successor servicer is not as experienced in servicing as the transferor. This might cause you to experience delays in payments or losses on your securities.

A class of securities will be subject to greater risk if it is subordinated to another class of securities.

Payments of interest and/or principal on the securities of any class may be subordinated in priority of payment to interest and/or principal due on one or more other classes of securities in the same series. As a result, if your class of securities is subordinated, you will not receive any distributions on a distribution date until the full required amount of interest and/or principal of senior classes has been allocated to those senior securities. In addition, a subordinate class of securities of a series may not be entitled to vote on matters while any senior classes remain outstanding. The prospectus supplement will describe the extent of any subordination.

The application of the Soldier’s and Sailor’s Civil Relief Act may lead to delays in payment or losses on your securities.

In some circumstances, the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. The response of the United States to the terrorist attacks on September 11, 2001 in New York City and Washington, D.C., including the military operations in Afghanistan and Iraq, has included rescue efforts and military operations that have increased and may in the future increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  In addition, some states allow members of their national guards to extend payments on any contract obligation if called into active service by the governor for a period exceeding seven days.  In addition, both the federal legislation and the laws of some states impose limitations that would impair the ability of the servicer to repossess the released financed vehicle during the obligor’s period of active duty status and, in some cases, during an additional three-month period thereafter.  Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the issuer’s rights with respect to the receivable and the related financed vehicle in a timely fashion. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays in payments and losses to holders of the securities.

The absence of a secondary market could limit your ability to resell your securities.

Unless otherwise specified in the prospectus supplement, the securities will not be listed on any securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters for a series of securities may make a secondary market for the securities. The underwriters may do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

The securities may not be a suitable investment for you.

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.

We will issue a class of securities under this prospectus only if that class receives the rating specified in the prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of certificate balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled distribution date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

The seller may enter into certain forms of credit enhancements, hedge or swap transactions which involve credit risk

The seller or the issuer may enter into certain forms of credit enhancement, interest rate or currency swaps or other hedge arrangements with respect to a series or class of securities.  Such arrangements entail risks, including credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge) and, with respect to any swap or hedge arrangement, the risk of an event of default or termination event which would cause the hedge arrangement to be prematurely terminated. Any event of default or termination event could also result in the issuer owing a termination payment to the applicable swap counterparty which could deplete the amount of any collections available for noteholders or certificateholders and result in a loss.  The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

Capitalized Terms

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary starting on page 77.

Description of the Issuers

With respect to each series of securities the seller, Bank One Auto Securitization LLC, a wholly owned special purpose, bankruptcy remote subsidiary of Bank One, National Association will establish a separate issuer that will issue the securities of that series. Unless specified otherwise in the applicable prospectus supplement, each issuer will be either a Delaware statutory trust or a grantor trust, in each case with the trustee specified in the prospectus supplement for that trust. The seller will sell and assign the receivables and other specified Issuer Property to the issuer in exchange for those securities or, if specified in the prospectus supplement, the net proceeds of the sale of the securities.

The issuer may issue asset-backed notes and/or asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the prospectus supplement. Any certificates that are issued will represent beneficial interests in that trust.

To the extent specified in the prospectus supplement, the property of each issuer will include:

●

a pool of motor vehicle installment sales contracts and installment loans made by or purchased by the transferor, its predecessors in interest, or an affiliate or through a dealer that sold a motor vehicle, all of which are secured by new and/or used automobiles and/or light trucks;

●

the seller’s right to all documents and information contained in the receivables files;

●

collections and all other amounts due under the receivables after the Cut-off Date specified in the prospectus supplement;

●

security interests in the new and used automobiles and/or light trucks financed by the receivables;

●

the transferor’s rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

●

some of the transferor’s rights relating to the receivables under agreements between the transferor and any dealers that sold the financed vehicles;

●

all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the prospectus supplement);

●

the rights of the issuer under the transaction documents;

●

the rights of the issuer under any credit enhancement to the extent specified in the prospectus supplement;

●

any other property specified in the prospectus supplement; and

●

all proceeds of the foregoing.

To the extent specified in the prospectus supplement, an insurance policy, reserve fund, spread account or other form of credit enhancement may be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the prospectus supplement, the property of an issuer may also include a prefunding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from the transferor during a specified period. Any receivables so conveyed to an issuer will also be assets of the issuer.

Prior to formation, each issuer will have no assets or obligations. After formation, no issuer will engage in any activity other than acquiring and holding the related receivables, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the prospectus supplement and in the trust agreement or limited liability company agreement of such issuer, as applicable. No issuer will acquire any receivables or assets other than the Issuer Property.

Description of the Trustee

The trustee for each issuer will be specified in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related transaction documents. The trustee may resign at any time, in which event the administrator will be obligated to appoint a successor trustee. The administrator may also remove the trustee if:

●

the trustee ceases to be eligible to continue as trustee under the related transaction documents, or

●

the trustee becomes insolvent.

In either of these circumstances, the administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The transferor and its affiliates may maintain accounts and other banking relationships with the trustee and its affiliates.

The principal offices of each issuer and the related trustee will be specified in the applicable prospectus supplement.

Description of the Receivables

The Receivables

The receivables to be transferred to a trust may include:

●

motor vehicle retail installment sales contracts relating to new or used automobiles and light trucks purchased from dealers who regularly originate and sell these contracts to the transferor or an affiliate in accordance with approved dealer agreements,

●

purchase money loans secured by new or used automobiles and light trucks made by the transferor or an affiliate directly,

●

purchase money loans secured by new or used automobiles and light trucks made pursuant to arrangements with dealers in accordance with approved dealer agreements, or

●

motor vehicle retail installment sales contracts relating to, and purchase money loans secured by, new or used automobiles and light trucks purchased by the transferor or an affiliate from other originators of motor vehicle loans.

The Receivables Pool

The receivables to be purchased by each issuer, also known as the receivables pool, will be selected by the seller based upon the satisfaction of several criteria, including that, except as disclosed in the related prospectus supplement, each receivable:

●

is secured by a financed motor vehicle that contractually was required to be insured at the inception of the loan and, as of the related Cut-off Date, has not been repossessed without reinstatement;

●

has not been identified on the computer files of the transferor as relating to an obligor who was the subject of a bankruptcy proceeding as of the related Cut-off Date;

●

provides for fully amortizing level scheduled monthly payments, except for the first and last payment, which may be minimally different from the level payments, and for the accrual of interest according to either the Simple Interest Method or the Scheduled Interest Method;

●

not be one payment cycle or more delinquent on the related Cut-off Date; and

●

satisfies any additional criteria specified in the prospectus supplement.

Payments are due on each receivable on the same date every month.  If a payment is delinquent on this due date in the month following the month it was due, the receivable would be one payment cycle delinquent.

The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of the related series.

The seller will sell or transfer receivables having an aggregate principal balance specified in the prospectus supplement as of the Cut-off Date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of such issuer will reflect the principal balance of the receivable as of the Cut-off Date calculated under the Scheduled Interest Method, the Simple Interest Method or other method as specified in the prospectus supplement.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

Each receivable included in the Issuer Property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using the Scheduled Interest Method, the Simple Interest Method or other method as specified in the prospectus supplement.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges, principal and other charges based on the actual date on which a payment is received. For these receivables, interest accrued as of the actual payment date is paid first, and then the remaining payment is applied to the unpaid principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The dollar amount of an additional payment required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate, as is described in the following paragraph.

“Scheduled Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the receivable type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to noteholders and certificateholders will not be affected by Rule of 78s rebates, because all allocations on Scheduled Interest Receivables are made using the actuarial method.

The portions of a pool of receivables which consist of each of Simple Interest Receivables and Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

Bank One, National Association’s Origination and Servicing Procedures

The following is a description of the origination, underwriting and servicing of the transferor’s portfolio of prime motor vehicle loans as of the date of this prospectus. The prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer.

Origination

The transferor purchases motor vehicle retail installment sales contracts relating to new or used automobiles and light trucks from dealers who regularly originate those contracts pursuant to the terms of approved dealer agreements.  The dealers assign the contracts to the transferor pursuant to standard form assignments.  The transferor enters into dealer agreements with dealers based upon a review of the dealer, including in some cases, a financial review, and a review of the dealer's reputation and prior experience with the dealer and its key management. Generally, the dealers selling new financed vehicles are franchised by the manufacturer of those vehicles.

The transferor currently makes or purchases motor vehicle loans made indirectly with the involvement of dealers throughout the United States. Each dealer makes representations and warranties to the transferor with respect to the motor vehicle loans, the obligors on the motor vehicle loans and the security interests in the related financed vehicles. These representations and warranties typically include, among others, that:

●

The motor vehicle loan has not been assigned or pledged by the dealer and the dealer has good and marketable title thereto, is the sole owner thereof, and has full rights to transfer the motor vehicle loan to the transferor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

●

The related vehicle is new (unless otherwise clearly disclosed in writing in the loan agreement), of the quality and value represented by the dealer to the obligor, has not been subject to salvage title, and has been delivered to and accepted by the obligor.

●

All necessary steps have been taken to ensure that the transferor will have a properly perfected security interest in the related vehicle prior to all other security interests, and upon request by the transferor, the dealer shall take such action to apply for the transferor’s security interest with the appropriate agency no later than twenty days after the obligor executes the loan agreement.

●

The dealer has complied with all federal, state and local consumer credit and consumer protection statutes as well as any other applicable laws, regulations and rules.

Generally, these representations and warranties do not relate to the creditworthiness of the obligors or the ability to collect payments due on the motor vehicle loans.

Upon breach of any representation or warranty made by a dealer, the transferor has a right of recourse against that dealer to require it to repurchase the related motor vehicle loan. Generally, in determining whether to exercise any right of recourse, the transferor considers the prior performance of the dealer, as well as other business and commercial factors.  As servicer, the transferor will be obligated to enforce its rights under the dealer agreements relating to the motor vehicle loans transferred to an issuer in accordance with its customary practices. As transferor to the seller, Bank One, National Association will convey the right to any proceeds received upon enforcement of those rights to the seller and the seller will convey this right to the related issuer under the related transaction documents.  The transferor will make no representations as to the financial condition of any of the dealers to which it may have recourse. We cannot assure you as to the ability of any dealer to perform its obligations to the transferor under a dealer agreement.

Motor vehicle loans purchased from dealers may include motor vehicle loans originated under manufacturer subvention programs. Subvention programs are marketing tools of automobile manufacturers and national dealer groups under which they offer reduced financing rates to retail customers as an incentive to purchase automobiles. Subvention programs generally require the automobile manufacturer to pay an amount to compensate the originator for offering the incentive interest rate financing.  Subvention compensation payments relating to motor vehicle loans transferred to an issuer will not be property of the issuer unless otherwise specified in the related prospectus supplement.

Motor vehicle loans purchased from dealers may include motor vehicle loans originated under manufacturer programs allowing obligors to defer the initial scheduled monthly payment under the loan for some period of time. These programs are typically limited to certain makes and models of vehicles and are offered only to certain eligible obligors.  If more than 5% of the motor vehicle loans of an issuer constitute these types of motor vehicle loans, the related prospectus supplement will describe these loans and the number of these motor vehicle loans in the pool.  Unless the related prospectus supplement specifies otherwise, the initial scheduled monthly payment for all of these motor vehicle loans will have been made.

The transferor makes direct motor vehicle loans to obligors at their branches or by accepting applications by phone.  Since dealers do not originate these motor vehicle loans under dealer agreements, the representations and warranties customarily made by the dealers in the dealer agreements are not made with respect to these motor vehicle loans.  The transferor also may make motor vehicle loans to obligors by accepting loan applications via internet sites offering online financing.  These motor vehicle loans may or may not be made through dealers acting pursuant to dealer agreements.

The transferor makes motor vehicle loans to obligors who previously leased the related vehicle from the transferor or one of its affiliates.  If these motor vehicle loans are acquired by an issuer, the related prospectus supplement will describe the related underwriting standards.

The transferor may from time to time acquire pools of motor vehicle loans from the originators of those motor vehicle loans.  Unless all motor vehicle loans purchased in a pool and transferred to an issuer are re-underwritten to the transferor’s underwriting standards, the related prospectus supplement will describe the related underwriting standards.

Some of the motor vehicle loans transferred by the transferor to the seller may be originated by an affiliate of the transferor.  Any of the loans originated by an affiliate will be originated under the same criteria as the motor vehicle loans originated directly by the transferor.

Underwriting

The transferor evaluates each applicant for a motor vehicle loan individually based on its uniform underwriting standards.  These underwriting standards are intended to assess the applicant's ability to repay the motor vehicle loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in a loan application form that generally lists the applicant's income, deposit accounts, liabilities, credit history, employment history and a description of the financed vehicle intended to secure the motor vehicle loan. The transferor considers the following criteria, among others, in evaluating individual applications:

●

Credit score (custom score and credit bureau score).

●

Credit history.

●

Stability – time at residence and employment history.

●

Collateral value.

●

Capacity to pay.

Each applicant is assigned a credit grade based on the applicant’s credit score.  The credit grade is used to determine the applicant’s maximum advance rate, maximum debt service ratio, interest rate and maximum term.

The amount advanced under any motor vehicle loan generally will not exceed:

●

for a new financed vehicle, 100% to 130% (including sales tax, title, and fees) of the vehicle's invoice price depending on the respective credit grade of the applicant.

●

for a used financed vehicle, 100% to 130% (including sales tax, title, and fees) of the “average trade-in” value stated in the most recently published National Automobile Dealer's Association Official Used Car Price Guide for the applicable region, depending on the respective credit grade of the applicant.

In addition, whether a financed vehicle is new or used, the transferor will also finance credit life, accident and health insurance and service warranties under a motor vehicle loan. The transferor’s general policy has been to reject applications for motor vehicle loans where the prospective obligor's debt-service-to-gross-monthly-income ratio exceeds 50% to 60%, based on the respective credit grade of the applicant.  During the second calendar quarter of 2003, the transferor instituted a new policy that prohibits a loan to an obligor who will have a payment (for the related motor vehicle loan) to income ratio greater than 15%.

The transferor uses an empirically based credit scoring process to objectively index the applicant's creditworthiness.  Prior to March 2003, the transferor used a custom scorecard to underwrite all motor vehicle loans.  The transferor created this scoring process using historical information from the transferor’s database of motor vehicle loans owned or serviced by it.  During the second calendar quarter of 2003, the transferor phased out the custom scorecard and began originating all indirect motor vehicle loans using the credit bureau score although the transferor still requires a minimum score using a custom scorecard.  The transferor still uses a custom scorecard to underwrite direct motor vehicle loans.

Through credit scoring, the transferor evaluates credit profiles in order to satisfactorily quantify credit risk. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. The transferor periodically reviews and updates the credit scoring process that it uses to ensure its validity. In addition to the scoring process, the transferor uses consumer reporting agency scores to assist in the underwriting process.

The transferor uses an automated approval and declination process for certain applications based on selection criteria that were statistically derived from the transferor’s database of owned or serviced motor vehicle loans. A credit analyst reviews applications that are not automatically approved or denied. Except for the applications that are automatically approved or denied, the transferor’s scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions but are not meant to supersede the judgment of the credit analyst. The transferor approves motor vehicle loans that vary from the transferor’s standard credit guidelines, both before and after implementation of the credit scoring process, but approval of those motor vehicle loans generally requires concurrent approval of a second designated senior credit analyst or credit manager. Motor vehicle loans that do not comply with all of the transferor’s guidelines must have strong compensating factors that indicate a high ability of the applicant to repay the loan. Generally these motor vehicle loans are made where the obligor has made a down payment and the amount financed is lower than the maximum amount permitted by the transferor’s guidelines.  Beginning in 2002, the transferor made a strategic decision to increase the overall quality of its portfolio by targeting high quality, low exception paper.  The purpose of this strategy was to reduce credit losses and to improve operational efficiency to maintain competitiveness in the market.  There can be no assurance that such strategy will have the intended effect or that credit losses will in fact be lower.

The transferor performs detailed analysis of its portfolio to evaluate the effectiveness of the transferor’s credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the transferor adjusts the credit guidelines to maintain a level of asset quality that the transferor deems acceptable. Credit managers, Credit Supervisors, and Quality Assurance Associates in each of the transferor’s dealer service centers review a computer-selected group of motor vehicle loan applications to ensure that credit analysts are following the transferor’s established policies and procedures. The transferor randomly reviews the quality of the motor vehicle loans and conducts quality audits to ensure compliance with its established policies and procedures.

The transferor may change its credit underwriting standards over time in accordance with its business judgment.

Servicing

The transferor, as servicer, will service the motor vehicle loans transferred to each issuer consistent with its policies and practices.  The transferor may engage one or more entities to perform subservicing obligations from time to time although the transferor will remain responsible to perform all servicing obligations.  The following functions are currently performed in two national servicing sites located in Lexington, Kentucky and Fort Worth, Texas:

●

Maintaining loan files and titles in a vault and imaging system.

●

Managing collateral including follow-up on outstanding titles.

●

Fulfilling customer requests during the life of the loan such as maintenance and research.

●

Processing of paid loans and release of titles.

Other functions currently handled by affiliates of the transferor include:

●

Payment processing, which is handled through a national lockbox site, at the banking centers or via automatic withdrawal.

●

Customer service, which is delivered through telephone banking or the banking centers.

For the past several years, at one or more times during the year, the transferor has offered a payment holiday extension to obligors who have been current for a specified period and have not had any extensions in the prior twelve months, allowing them to skip one monthly payment. Interest continues to accrue on the loans and the obligors will have to keep making payments until the principal balances of their respective loans are paid in full. The transferor anticipates that it will continue to offer this promotion from time to time.

The transferor may change its servicing policies and practices over time in accordance with its business judgment.

Insurance

Each motor vehicle loan requires the obligor to obtain comprehensive and collision insurance on the financed vehicle. The dealer agreements include a representation and warranty from the dealer that each financed vehicle has the required insurance at the time of origination of the motor vehicle loan.

Bank One, National Association does not and will not independently verify whether obligors obtain or maintain the required insurance either at or after the origination of a motor vehicle loan.  The transferor monitors its loss experience with respect to financed vehicles that are not properly insured.

The transferor reserves the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment.

Collection Activities

The transferor conducts internal collection activities for all delinquent obligors.  An obligor is considered delinquent when greater than 10% of a payment is more than one day past the applicable due date.

Collection activities are currently conducted at two call centers located in Akron, Ohio and Milwaukee, Wisconsin.  All motor vehicle loans are managed through an automated collection system that queues the delinquent obligors based on strategic approaches to collection, such as frequency of contact, recontact, balance, days past due, chronic nature of the delinquency and credit risk scoring.  Strategies for these collections are managed centrally, with execution of such strategy administered by local site management.  The collection team then utilizes Mosaix dialers which are managed centrally by a team of dialer strategists.

The collection process begins with respect to a delinquent obligor any time after the related loan becomes 5 days past due.  Based on the stated strategy for that particular loan characteristic (chronic past due, high risk as determined by scoring model, etc.) the loan is managed in the dialer environment for the first 44 days, unless otherwise pulled from the dialer for manual intervention.  Manual intervention typically occurs as a result of not having made obligor contact within a reasonable time frame and more intensified efforts (including skip tracing) are required.  Customer contact during this period of time is managed through varied dialer campaigns that take advantage of information regarding the best time to contact in terms of both time of day and day of the week.  At the same time, automated letter writing campaigns begin any time after an obligor becomes 17 days past due and generally continue through the time that the obligor becomes 32 days past due based on a set strategy for deployment.

Generally, once an obligor becomes 45 days past due, efforts for dialer contact cease and more intensified manual collections are employed.  It is also at this point that the more experienced collection specialists are engaged, allowing for greater loss mitigation activities.

If an obligor is unable to meet its current obligation, the collector evaluates how long the obligor’s problem will last.  If short term, payment extensions may be offered at a standard rate of no more than one 30-day extension per 12 payments made.  If the problem is more severe, the collector may discuss loan modification options whereby payments are lowered through interest rate modifications and term extensions to allow for easier repayment based on the obligor’s available income.  If the problem is not resolvable, a voluntary repossession may occur, whereby the obligor voluntarily returns the vehicle for disposition, while remaining obligated for the deficiency balance that results after sale.

If the collections activities described above are not successful it may be necessary to conduct an involuntary repossession.  All involuntary repossessions are conducted at the direction of supervisory personnel and by third parties that are contracted for such services. Repossessions generally occur after an obligor is more than 60 days past due (three payments missed).

While losses are most often incurred by the transferor following repossession and liquidation of a vehicle, the transferor also recognizes losses on its servicing system at the following times:

●

Except for obligors that are in a bankruptcy proceeding, so long as the vehicle has not been not recovered, loans are charged off in full at the end of the month in which the related motor vehicle loan becomes 120 days past due.

●

In cases where the vehicle is determined to be an insurance total loss, the amount of the settlement may not cover the payoff balance and the customer either does not have or does not volunteer funds to cover the resulting deficiency balance.

●

As a result of a discharge of the obligor in a bankruptcy proceeding.

●

In cases where a vehicle has not been sold at auction within 90 days of repossession.

After repossession, the vehicle is typically sold via closed auction. Upon sale, proceeds are applied to the balance of the loan and any remaining unpaid amounts are then billed to the customer for recovery.  The balance is then moved to a separate post charge off recovery collection system where efforts to liquidate the remaining balance begins.  This process is conducted internally for up to 120 days, and then through contracted vendor partners beyond that period of time.

Delinquency and Loss Information

Information concerning the experience of the transferor or other entity acting as servicer, pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of receivables will be set forth in each prospectus supplement.  In April 2003, the transferor consolidated its servicing platform on one system and transferred the servicing information on a substantial portion of its serviced loans.  Servicers may experience temporary increases in delinquencies and losses when transferring loans from one system to another.  If the transferor experiences such a temporary increase, the information in the prospectus supplement may or may not show the increase in delinquencies and losses.  There can be no assurance that the delinquency, loan loss and recovery experience on any receivables related to a series of securities will be comparable to prior experience or to the information provided.

Prefunding Arrangement

To the extent provided in the prospectus supplement for a series of securities, the related transaction documents may provide for a prefunding arrangement under which the related issuer commits to subsequently purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued for a period not to exceed twelve months and in an amount not to exceed 40% of the initial principal balance of the securities. With respect to a series of securities, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions provided in the related transaction documents including the requirement that the subsequent receivables satisfy all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the prefunding account, in the name of the indenture trustee for the benefit of the securityholders into which a portion of the net proceeds received from the sale of the securities will be deposited and from which funds will be released during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to the transferor for the subsequent receivables will be released from the prefunding account and paid to the seller. If the amounts deposited in the prefunding account are not completely used by the end of the funding period, the remaining amounts in the prefunding account will be applied to prepay the securities. At the end of each prefunding period, information regarding the subsequent receivables will be included in a Current Report filed on Form 8-K with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended, with respect to each issuer to which subsequent receivables have been transferred.

The utilization of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the receivables by the seller and the transferor and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables will also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information will be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the issuer may vary from those of the receivables initially transferred to the issuer.

Maturity and Prepayment Considerations

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time.  Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivable.  Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the Distribution Date immediately following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the transferor or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or purchases by the servicer as a result of a breach of its covenants with respect to the receivables made by it or its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Distribution Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date, has declined to or below the percentage of the Original Pool Balance specified in the prospectus supplement. See “Description of the Transfer and Servicing Agreements—Purchase of Receivables by the Servicer.”

If the property of an issuer includes a prefunding account, the securities issued by that issuer will be subject to partial redemption on or immediately following the end of the prefunding period described in the related prospectus supplement.  If an issuer includes a reserve account or other credit enhancement, the securities issued by that issuer will be subject to prepayments as a result of withdrawals being made from the reserve account or payments being made under the other enhancement in respect of defaulted motor vehicle loans.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed motor vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables. In addition, programs offered by lenders, such as the transferor and its affiliates, which solicit or make available credit that may be used by obligors to prepay motor vehicle loans, may also influence the rate of prepayment on the receivables.  The credit offered may include home equity lines of credit, consumer installment credit and credit cards.  The transferor and its affiliates may in the ordinary course of business offer general or targeted solicitations for extensions of credit.  These solicitations may be sent to obligors.  In addition, the transferor or one of its affiliates may refinance an existing receivable for an obligor.  The proceeds of the refinanced loan would be used to prepay the existing receivable in full.  Any loan resulting from the refinancing will not be the property of the related issuer.

The transferor can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

Pool Factor and Pool Information

The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuer, the securityholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “Description of the Securities—Statements to Securityholders.”

Use of Proceeds

The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from the transferor and/or its affiliates, as applicable, pursuant to the related purchase agreement, (2) to deposit any amounts, if applicable, to the prefunding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds.

Description of the Seller

The seller, Bank One Auto Securitization LLC, a wholly owned, special purpose, bankruptcy remote subsidiary of Bank One, National Association, was formed as a limited liability company under the laws of the State of Delaware on July 21, 2003 and has a limited operating history.  The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions.  The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes.  The principal offices of the seller are located at Mail Code DE1-1001, 201 N. Walnut Street, Wilmington, Delaware 19801, and its telephone number is (302) 282-1039.

The depositor with respect to each series of securities will be the seller.  The seller will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle and no administrative obligations with respect to any issuer.  The seller does not have, is not required to have, and is not expected in the future to have, any significant assets.

Description of the Transferor and the Servicer

Bank One, National Association (“Bank One”), a national banking association, located in Columbus, Ohio is a direct wholly owned subsidiary of BANK ONE CORPORATION.

Bank One provides a broad range of banking, fiduciary, financial and other services to corporations, governmental entities and individuals.  The principal focus of Bank One’s corporate and institutional banking activities is the delivery of corporate financial services, including the extension of credit, to commercial, financial and governmental customers.  Bank One also offers cash management, operating, clearing and other noncredit products and services.  Bank One also provides traditional retail banking products and services to customers.

Bank One files Consolidated Reports of Condition and Income (the “Call Report”) with the Office of the Comptroller of the Currency on a quarterly basis.  The Call Report contains various financial and statistical information on Bank One.  Copies of the Call Report can be inspected and reproduced at the Comptroller’s office at 490 L’Enfant Plaza, S.W., 6th Floor, Washington, D.C. 20219, and can be obtained by mail upon request and subject to availability from BANK ONE CORPORATION at the address set forth below.  The Federal Deposit Insurance Act requires that, with certain limited exceptions, Call Reports be prepared in accordance with accounting principles generally accepted in the United States of America, including the opinions and statements of the Accounting Principles Board or the Financial Accounting Standards Board (“GAAP”).  Thus, with limited exceptions, Bank One’s Call Reports have been prepared in accordance with GAAP.  The following unaudited financial information is based on Bank One’s Call Report as of June 30, 2003 and is qualified in its entirety by reference to the detailed information included therein.  As of June 30, 2003, Bank One had total assets of approximately $63,659 billion, total deposits of approximately $18,089 billion and total equity capital of approximately $3,527 billion.

The principal executive offices of Bank One are located at 100 East Broad Street, Columbus, Ohio 43215, and its telephone number is (614) 248-5601.

BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with Bank One Corporation.

Through its banking and nonbank subsidiaries, BANK ONE CORPORATION provides:  domestic retail banking, finance and credit card services; worldwide commercial banking services; and trust and investment management services.  BANK ONE CORPORATION operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin and in certain international markets.  BANK ONE CORPORATION also engages in other businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, real estate-secured lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

The principal executive offices of BANK ONE, CORPORATION are located at 1 Bank One Plaza, Chicago, Illinois, and its telephone number is (312) 732-4000.

Description of the Securities

A series of securities may include one or more classes of notes and/or certificates. Each issuer will issue the notes and/or the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “Description of the Notes” and “Description of the Certificates” in the prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, the certificates, the transaction documents and the prospectus supplement, as applicable.

The Notes

With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the prospectus supplement.

Unless the prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the prospectus supplement. See “Description of the Securities—Definitive Securities.”

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Notes entitled to

●

principal payments with disproportionate, nominal or no interest payments or

●

interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the prospectus supplement, including at the end of a prefunding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the prospectus supplement.

If so specified in the prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Distribution Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest due to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transfer and Servicing Agreements—Termination,” the outstanding notes will be redeemed as set forth in the prospectus supplement.

The Certificates

For each issuer that issues certificates, the series will include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement or pooling and servicing agreement, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part. The prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the prospectus supplement.

Unless the prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the prospectus supplement. Distributions of interest on such certificates will be made on the dates specified in the prospectus supplement and, unless otherwise provided in the prospectus supplement, will be made prior to distributions with respect to principal of such certificates. To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Certificates entitled to

●

distributions of principal with disproportionate, nominal or no interest distributions, or

●

interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes, may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

If the prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth on the prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement. All collections of principal otherwise allocated to such classes of notes or certificates may be

●

utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables—General” in this prospectus and the criteria set forth in the prospectus supplement,

●

held in an account and invested in Eligible Investments for later distribution to securityholders,

●

applied to those notes or certificates of the related series as then are in amortization, if any, or

●

otherwise applied as specified in the prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuer which has a revolving period may also issue to the related seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuer will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the prospectus supplement for each series.

If specified in the prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Form of Securities

The securities offered by this prospectus will be delivered in registered form. The securities will be represented by one or more global securities registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global security as a “book-entry security.” For a description of the special provisions that apply to book-entry securities, see “—Book-Entry Securities.”

The accompanying prospectus supplement may state that application will be made to list your series or class of securities on the Luxembourg Stock Exchange or another exchange.

Book-Entry Securities

The securities offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described in “—Definitive Securities,” purchasers of securities will not be entitled to have the securities registered in their names and will not be entitled to receive physical delivery of the securities in definitive paper form. Instead, upon issuance, all the securities of a class will be represented by one or more fully registered permanent global securities, without interest coupons.

Each global security will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for purposes of the indenture.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system – such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee – or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream Banking, société anonyme, or through Euroclear Bank S.A/N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream Banking, société anonyme and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the securities are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

●

the ownership interests of its participants, including the U.S. depositories; and

●

all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

●

the ownership interests of their customers, including indirect participants, that hold the securities through those participants; and

●

all transfers between these persons.

Thus, each beneficial owner of a book-entry security will hold its security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuer, the trustee, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry securities. The issuer, the trustee, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry securities.

Unless definitive securities, that is, securities in physical form, are issued to the beneficial owners as described in “—Definitive Securities,” all references to “holders” of securities means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or security registrar may treat DTC as the absolute owner of the securities for all purposes.

Beneficial owners of book-entry securities should realize that the issuer will make all distributions of principal and interest on their securities to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the securities. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the trustee and the indenture trustee, as applicable, will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of securities under the indenture, each person owning a beneficial interest in the securities must rely on the procedures of DTC and, in some cases, Clearstream Banking, société anonyme or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry securities should also realize that book-entry securities may be more difficult to pledge because of the lack of a physical security. Beneficial owners may also experience delays in receiving distributions on their securities since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream Banking, société anonyme

Clearstream Banking, société anonyme is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream Banking, société anonyme holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking, société anonyme provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking, société anonyme also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking, société anonyme has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking, société anonyme and Euroclear. Clearstream Banking, société anonyme currently accepts over 110,000 securities issues on its books.

Clearstream Banking, société anonyme customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking, société anonyme U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking, société anonyme has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking, société anonyme is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking, société anonyme.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A/N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream Banking, société anonyme and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Securities

The issuer will make distributions of principal of and interest on book-entry securities to DTC. These payments will be made in immediately available funds by the issuer’s paying agent, the trustee or indenture trustee, as applicable, at the office of the paying agent that the issuer designates for that purpose.

In the case of principal payments, the global securities must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global security, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global security as shown on the records of DTC. Payments by participants to beneficial owners of book-entry securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry securities held beneficially through Clearstream Banking, société anonyme will be credited to cash accounts of Clearstream Banking, société anonyme participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive securities are issued, distributions of principal and interest on definitive securities will be made directly to the holders of the definitive securities in whose names the definitive securities were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking, société anonyme and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking, société anonyme or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking, société anonyme participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to securities received in Clearstream Banking, société anonyme or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream Banking, société anonyme participants on that Business Day. Cash received in Clearstream Banking, société anonyme or Euroclear as a result of sales of securities by or through a Clearstream Banking, société anonyme participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking, société anonyme or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream Banking, société anonyme and Euroclear have agreed to these procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking, société anonyme and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Global Tax Documentation Procedures

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless

●

each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

●

that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN must be filed by the beneficial owner.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or his agent files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency.

A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means

●

a citizen or resident of the United States,

●

a corporation or a partnership (or an entity treated as a corporation or partnership for federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of an entity treated as a partnership, Treasury Regulations are adopted that provide otherwise),

●

an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or

●

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. person despite not meeting those requirements.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

Beneficial owners of book-entry securities may exchange those securities for physical form or definitive securities registered in their name only if:

●

DTC is unwilling or unable to continue as depository for the global securities or ceases to be a registered “clearing agency” and the issuer is unable to find a qualified replacement for DTC;

●

any event of default has occurred with respect to those book-entry securities and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the securities of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners; or

●

under any other circumstances specified in the prospectus supplement.

If any of these events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive securities are available. The appropriate global security will then be exchangeable in whole for definitive securities in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive securities will be recognized as the “holders” of the securities under the indenture.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Distribution Date and on the final scheduled Distribution Date, as specified in the prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the applicable trustee or indenture trustee or by other means to the extent provided in the prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the applicable trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any,

●

not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date, and

●

at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer’s request, a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each Distribution Date the applicable trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for that Distribution Date the following information (and any additional information so specified in the prospectus supplement):

●

the amount of the distribution on or with respect to each class of the securities allocable to principal;

●

the amount of the distribution on or with respect to each class of the securities allocable to interest;

●

the aggregate distribution amount for that Distribution Date;

●

the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Distribution Date, after giving effect to changes thereto on that Distribution Date and the amount to be deposited in the spread account, if any;

●

the number of and aggregate amount of related receivables which are delinquent as of the end of the related Collection Period presented in payment cycle increments;

●

the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Distribution Date;

●

the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of the servicing fee, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

●

the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

●

the number and net outstanding balance of receivables for which the related financed motor vehicle has been repossessed;

●

the Pool Balance; and

●

the amount remaining of any credit enhancement.

DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year while securities of an issuer are outstanding, but not later than the latest date permitted by law, the applicable trustee or indenture trustee and paying agent will furnish to each person who on any Record Date during that calendar year was a registered securityholder information necessary to prepare its federal and state income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

Description of the Transfer and Servicing Agreements

The following summary describes the material terms of

●

each sale and servicing agreement or pooling and servicing agreement, as applicable, pursuant to which an issuer will purchase receivables from the seller and the servicer will agree to service those receivables, and

●

each administration agreement pursuant to which the transferor or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuer.

Forms of the sale and servicing agreement, pooling and servicing agreement and administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement, pooling and servicing agreement and administration agreement and the prospectus supplement.

Sale and Assignment of the Receivables

Sale and Assignment by the Transferor. Prior to the issuance of a series of securities by the related issuer, pursuant to a receivables purchase agreement, the transferor and/or any affiliates specified in the prospectus supplement will sell and assign to the seller, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed motor vehicles, and proceeds thereof.

Sale and Assignment by the Seller. Prior to the issuance of a series of securities by the related issuer, the seller will sell and assign to the applicable trustee of that issuer, without recourse, pursuant to the sale and servicing agreement or the pooling and servicing agreement, the seller’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed motor vehicles. Each receivable will be identified in a schedule (which may be an electronic schedule) appearing as an exhibit to the sale and servicing agreement or pooling and servicing agreement. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the trust will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive certificates and/or notes representing the related securities.

Representations and Warranties of the Transferor. Pursuant to each receivables purchase agreement, the transferor will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreement or pooling and servicing agreement to the issuer and the indenture trustee, if any, for the benefit of the securityholders and any applicable credit enhancement provider, if any, that:

●

each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

●

each receivable and the sale of the related financed motor vehicle at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder;

●

each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally;

●

as of the Closing Date, each receivable was secured by a validly perfected first priority security interest in the financed motor vehicle in favor of the originator or all necessary action with respect to the receivable has been taken to perfect a first priority security interest in the related financed motor vehicle in favor of the originator;

●

as of the Closing Date, the transferor had good and marketable title to each receivable free of liens, claims, encumbrances and rights of others;

●

as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense with respect to any receivable;

●

as of the Cut-off Date, no financed motor vehicle was noted in the related records of the transferor as being the subject of any pending bankruptcy or insolvency proceeding;

●

as of the Cut-off Date, except for payment delinquencies continuing for a period of less than one payment cycle, the transferor has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the transferor has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists;

●

each receivable requires that the obligor thereunder obtain insurance covering the financed motor vehicle;

●

no materially adverse selection procedures were utilized in selecting the receivables;

●

for each receivable that is “tangible chattel paper,” there is only one original of each receivable in existence, and the original is being held by the transferor immediately prior to the delivery thereof to the servicer or its agent on behalf of the issuer and any applicable credit enhancement provider; and

●

each receivable and/or the transferor satisfies any additional conditions or requirements set forth in the prospectus supplement, as applicable.

As of the last day of the Collection Period which includes the 60th day or, if the transferor elects, an earlier day, after the transferor becomes aware or receives written notice from the applicable trustee, the servicer or any credit enhancement provider specified in the prospectus supplement that a receivable does not meet any of the criteria required by the receivables purchase agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, the transferor, unless it cures the failed criterion, will repurchase the receivable at the price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable trustee for the failure of a receivable to meet any of the criteria set forth in the receivables purchase agreement.

The Collection Account and Eligible Investments

With respect to each issuer, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account generally will mature no later than the business day immediately preceding the next following Distribution Date and income from amounts on deposit in the collection account which are invested in Eligible Investments will be paid to the servicer monthly unless otherwise directed by the servicer.

Other Accounts

Any other Issuer Accounts to be established with respect to an issuer will be described in the prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer Accounts as may be identified in the prospectus supplement will be invested in Eligible Investments as provided in the related transaction documents.

Payments on Receivables

With respect to each issuer, all collections on the receivables will be deposited into or credited to the collection account by the servicer within two business days of the date of processing of payments from obligors or as specified in the prospectus supplement. Those collections will include the following:

●

amounts received with respect to the receivables in the related Collection Period representing monthly principal and interest payments;

●

full and partial prepayments;

●

the proceeds paid by any insurer under a comprehensive and collision insurance policy related to a receivable, other than funds used for the repair of the related financed vehicle or proceeds released to the related obligor in excess of the principal balance of the receivable, and all accrued interest thereon and all other amounts due thereunder, after reimbursement to the servicer of expenses recoverable under that insurance policy;

●

with respect to any receivable that becomes a Defaulted Receivable, the amount received by the servicer in respect of that receivable during or after the Collection Period in which that receivable becomes a Defaulted Receivable, excluding Liquidation Expenses with respect to that receivable;

●

any amounts deposited by the transferor in the collection account to repurchase receivables because of material defects in documents related to the receivables or breaches of representations or warranties regarding the receivables made by the transferor in the receivables purchase agreement that materially and adversely affect the interests of the securityholders, the issuer or any applicable credit enhancement provider;

●

any amounts deposited by the servicer in the collection account to purchase receivables as to which the servicer has breached its servicing covenants in a manner that materially and adversely affects the interests of the securityholders, the issuer or any applicable credit enhancement provider;

●

any amounts deposited by the seller or servicer into the collection account as a result of that entity exercising its right under limited circumstances to purchase all or a portion of the receivables; and

●

any other amounts specified in the prospectus supplement.

However, in the event that

●

there exists no servicer default under the transaction documents,

●

either (a) the servicer has and maintains a certificate of deposit rating of “P-1” by Moody’s Investors Service, Inc. and of “A-1” by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., (b) the servicer (1) provides to the issuer a letter of credit covering collection risk of the servicer acceptable to the specified rating agencies and (2) has not received a notice from those rating agencies that such letter of credit would result in the lowering of those rating agencies’ then-existing rating of any series of securities, or (c) the indenture trustee shall have received written notice from each rating agency that the then outstanding rating would not be lowered,

●

the credit enhancement provider, if any, consents, and

●

each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied,

the servicer will not be required to deposit collections into the collection account until on or before the Distribution Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the Distribution Date specified in the prospectus supplement, payments and distributions of principal of and interest on or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the prospectus supplement.

With respect to each issuer, on each Distribution Date collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Distribution Date to the extent specified in the prospectus supplement. If specified in the prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve fund, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the prospectus supplement or any combination of the foregoing. The transferor or one of its affiliates may be the counterparty to one of these agreements or arrangements. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear an allocable share of deficiencies, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Insurance on Financed Motor Vehicles

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed motor vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the receivable. The transferor will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed motor vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

Servicer Reports

The servicer will perform monitoring and reporting functions for the applicable trustee, indenture trustee, if any, and any credit enhancement provider, including the preparation and delivery on a specified periodic date set forth in the related transaction documents of a statement setting forth the amounts on deposit in the collection account, the sources of those amounts and the amounts to be paid to securityholders. The statement will also include information regarding the receivables, including the number and outstanding principal balance of all Defaulted Receivables and the number of receivables purchased by the servicer or repurchased by the transferor.

Purchase of Receivables by the Servicer

The servicer will be required to purchase receivables as to which the servicer has breached certain servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice.

Servicing Fee

The servicer will be entitled to compensation for the performance of its servicing obligations under the transaction documents. If specified in the prospectus supplement, the servicer will be entitled to receive on each Distribution Date a servicing fee in an amount equal to the product of (1) one twelfth of a specified percentage per annum set forth in the prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Distribution Date, the Original Pool Balance. If specified in the prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer or its designee may also be entitled to receive as servicing compensation, reinvestment earnings on Eligible Investments. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the related transaction documents and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Servicing

The transaction documents will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to:

●

waive any late payment charges in connection with delinquent payments on a receivable,

●

waive any prepayment penalties,

●

grant an extension (1) in order to work out a default or an impending default or (2) under the servicer’s payment holiday program, in each case in accordance with the servicer’s customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date, or

●

take any other action specified in the prospectus supplement.

Advances

If and to the extent specified in the prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the prospectus supplement.

Realization Upon Defaulted Receivables

The servicer will liquidate any receivable with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed motor vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle loans. In this regard, the servicer may sell the financed motor vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

The transaction documents will provide that a firm of independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and other matters.

The transaction documents will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the related transaction documents throughout the preceding twelve months or, in the case of the first certificate, from the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related transaction documents.

Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the applicable trustee or indenture trustee.

Material Matters Regarding the Servicer

The transaction documents will provide that the servicer may not resign from its obligations and duties as servicer thereunder except:

●

upon determination that the servicer’s performance of its duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities, or

●

if a successor servicer is appointed, upon notification by each rating agency then rating any of the securities issued by that issuer that the rating assigned to the securities will not be reduced or withdrawn.

No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the transaction documents. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See “Description of the Transfer and Servicing Agreements—The Trustee and Indenture Trustee” in this prospectus.

The transaction documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the transaction documents or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the transaction documents will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the transaction documents and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the transaction documents and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer is a party or any entity succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the transaction documents.

Defaults by the Servicer

A default by the servicer under the transaction documents may include any of the following:

●

any failure by the servicer to deposit in or credit to the collection account any amount required to be so deposited or credited, which failure continues unremedied for five business days after discovery by the servicer or receipt by the servicer of written notice from the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider;

●

any failure by the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the transaction documents, which failure materially and adversely affects the rights of securityholders or the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider, and which continues unremedied for 60 days after the servicer has knowledge of the failure or the giving of written notice of the failure (A) to the servicer by the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider or (B) to the servicer and to the applicable trustee and indenture trustee by holders of notes or certificates, as applicable, evidencing at least 66-2/3% in aggregate principal amount of the outstanding notes of the Controlling Class of the applicable series, or, if applicable, the related credit enhancement provider, or, for a longer period, not to exceed 120 days, as may be reasonably necessary, to remedy the default, if the default is capable of remedy within 120 days and the servicer delivers an officer’s certificate to the trustee and indenture trustee and credit enhancement provider, if any, that the servicer has commenced or will promptly commence and will diligently pursue all reasonable efforts to remedy the default;

●

specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the servicer or seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due; and

●

any other event specified in the prospectus supplement.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related transaction documents will be as described in the accompanying prospectus supplement.

Amendment

Each of the sale and servicing agreement, pooling and servicing agreement, trust agreement and administration agreement may be amended by the parties thereto, with the consent of the related credit enhancement provider, if any, but without the consent of the related securityholders, to cure any ambiguity or defect, to correct or supplement any provisions therein or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions therein or of modifying in any manner the rights of the noteholders or the certificateholders; provided that such action shall not adversely affect in any material respect the interests of any noteholder or certificateholder.

The sale and servicing agreement, pooling and servicing agreement, the trust agreement and the administration agreement may also be amended by the parties thereto subject to the rights, if any, of the applicable credit enhancement provider as described in the prospectus supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related transaction documents or of modifying in any manner the rights of the related noteholders or certificateholders with the consent of:

●

the holders of notes of the related series evidencing not less than a majority of the principal amount of those notes then outstanding (excluding notes held by the seller, the servicer, the issuer or their affiliates), acting together as a single class, or

●

the holders of certificates of the related series evidencing not less than a majority of the principal amount of those certificates then outstanding, acting together as a single class,

provided, however, that no amendment may, without the consent of the holders of all the outstanding notes (excluding notes held by the seller, the servicer, the issuer or their affiliates) or certificates, as the case may be, of that series:

●

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders, or

●

reduce the aforesaid percentage of the notes or certificates of any series which are required to consent to any amendment.

Termination

With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the transaction documents will terminate upon the earlier of:

●

the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property, and

●

the occurrence of all of the following: (a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the transaction documents and the disposition of all property held as part of the related issuer, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the transaction documents and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

To the extent specified in the prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Distribution Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date, has declined to the percentage of the Original Pool Balance specified in the prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereon as of the end of the preceding Collection Period; provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The applicable trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. The applicable trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

The Trustee and Indenture Trustee

With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related transaction documents, securities or any related receivables or related documents. As of the applicable Closing Date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related transaction documents. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related transaction documents, the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

With respect to each issuer, the applicable trustee or indenture trustee will be under no obligation to exercise any of the issuer’s powers vested in it by the transaction documents, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, if in its opinion, taking the action may cause it to incur any expense or liability, financial or otherwise, unless those securityholders have offered to the trustee or indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related transaction documents, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

Each applicable trustee and indenture trustee will be entitled to a fee which will be payable by the administrator either on an annual basis or any other basis specified in the prospectus supplement. The related transaction documents will further provide that the trustee and indenture trustee will be entitled to indemnification by the administrator for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related transaction documents.

The transferor and the seller may maintain other banking relationships with each applicable trustee and indenture trustee in the ordinary course of business.

Description of the Administration Agreement

The transferor or another party specified in the prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to any issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee. Any administration fee will be paid by the servicer.

Description of the Indenture

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the prospectus supplement.

Modification of Indenture

The issuer and the applicable indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding (excluding notes held by the seller, the servicer, the issuer or their affiliates), enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of those noteholders; provided that the action will not materially and adversely affect the interest of any noteholder.

With respect to the notes of a given series, without the consent of the holder of each outstanding note (excluding notes held by the seller, the servicer, the issuer or their affiliates) affected thereby, no supplemental indenture will:

●

change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

●

impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

●

reduce the percentage of the aggregate principal amount of the outstanding notes (excluding notes held by the seller, the servicer, the issuer or their affiliates) or Controlling Class of outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the related indenture;

●

modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the seller or an affiliate of any of them;

●

reduce the percentage of the aggregate principal amount of the outstanding notes (excluding notes held by the seller, the servicer, the issuer or their affiliates) or Controlling Class of outstanding notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the series;

●

decrease the percentage of the aggregate principal amount of the outstanding notes or the Controlling Class of outstanding notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the outstanding notes of the series necessary to amend the indenture or the other related agreements;

●

affect the calculation of the amount of interest or principal payable on any note on any Distribution Date or affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

●

permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or

●

to the extent provided in the prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the prospectus supplement.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, an event of default under the related indenture may consist of:

●

a default for thirty-five days or more in the payment of any interest on any outstanding notes of the Controlling Class of that series;

●

a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

●

a default in the observance or performance of any material covenant or agreement of the applicable issuer made in the related indenture and the continuation of any default for a period of 90 days after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of at least 25% of the aggregate principal amount of the outstanding notes of the Controlling Class of that series;

●

any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 90 days after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, if any, and the indenture trustee by the holders of at least 25% of the aggregate principal amount of the outstanding notes of the Controlling Class of that series;

●

specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

●

other events, if any, set forth in the prospectus supplement.

The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Distribution Date for that class of notes.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the prospectus supplement.

If an event of default should occur and be continuing with respect to the notes of any issuer, the related indenture trustee or holders of not less than 66-2/3% in aggregate principal amount of the outstanding notes of the Controlling Class of that series may declare the principal of those notes to be immediately due and payable. That declaration may be rescinded by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding notes of the Controlling Class of that series at any time before the related indenture trustee obtains a judgment or decree for the payment of money by the issuer, if each of the following occurs:

●

the issuer has paid or deposited with the indenture trustee enough money to pay:

●

all payments of principal and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred;

●

all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel;

●

all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived; and

●

if any other requirement for the rescission of that declaration is specified in the related indenture, that other requirement has been satisfied.

If an event of default has occurred with respect to the notes issued by any issuer, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell (subject to the following two paragraphs) the related receivables or elect to have the applicable issuer maintain possession of those receivables and continue to apply collections on those receivables as if there had been no declaration of acceleration.

Upon the occurrence of an event of default relating to the bankruptcy or the occurrence of other circumstances of insolvency of the issuer resulting in acceleration of the notes, the indenture trustee may only sell the related receivables if:

●

the holders of 100% of the Controlling Class of outstanding notes of the related series consent to the sale,

●

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the notes of the issuer at the date of the sale, or

●

the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the issuer as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of not less than 66-2/3% of the aggregate principal amount of the outstanding notes of the Controlling Class of the related series.

In addition, if the event of default relates to a material breach of representation or warranty by the issuer or a default by the issuer in observing or performing any material covenant or agreement—other than an event of default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture—the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes (excluding notes held by the seller, the servicer, the issuer or their affiliates) consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default under the indenture occurs and is continuing with respect to notes of the issuer, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of not less than 66-2/3% in aggregate principal amount of the outstanding notes of the Controlling Class of a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of not less than 66-2/3% in aggregate principal amount of the outstanding notes of the Controlling Class of the related series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes (excluding notes held by the seller, the servicer, the issuer or their affiliates) of the related issuer.

Unless otherwise specified in the related prospectus supplement, no holder of a note of any issuer will have the right to institute any proceeding with respect to the related indenture, unless:

●

that holder previously has given to the applicable indenture trustee written notice of a continuing event of default;

●

the holders of not less than 25% in aggregate principal amount of the outstanding notes of the Controlling Class of the related series have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

●

that holder or those holders have offered the indenture trustee reasonable indemnity;

●

the indenture trustee has for 60 days after that notice, request and offer of indemnity failed to institute the proceeding;

●

no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding notes of the Controlling Class of the related series; and

●

such event of default actually shall have occurred and shall be continuing.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any issuer, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuer contained in the applicable indenture.

Material Covenants

Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

●

the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

●

the entity formed by or surviving any consolidation or merger shall not as a result of such consolidation or merger, become an “investment company” nor will it be “controlled” by an investment company as such terms are defined in the Investment Company Act of 1940, as amended;

●

the entity expressly assumes the issuer’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture;

●

no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

●

the issuer has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

●

the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any holder of the securities of the issuer;

●

any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

●

any other conditions specified in the prospectus supplement have been satisfied.

Additionally, the related indenture will provide that the issuer will not, among other things:

●

except as expressly permitted by the applicable transaction documents or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

●

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

●

dissolve or liquidate in whole or in part;

●

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

●

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

●

incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

List of Noteholders

With respect to the notes of any issuer, three or more holders of the notes of any issuer or one or more holders of such notes evidencing not less than 25% of the aggregate principal amount of the outstanding notes (excluding notes held by the seller, the servicer, the issuer or their affiliates) may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

Annual Compliance Statement

Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

●

its eligibility and qualification to continue as indenture trustee under the related indenture;

●

if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

●

the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

●

the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

●

any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the related notes.

The Indenture Trustee

The indenture trustee of notes for each issuer will be specified in the prospectus supplement. The principal office of the indenture trustee will be specified in the prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor indenture trustee for the notes of the applicable issuer. In addition, a majority of the aggregate principal amount of the outstanding notes of the Controlling Class of a series may remove the related indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor indenture trustee for such issuer.

Additional matters relating to the indenture trustee are described under “Description of the Transfer and Servicing Agreements—The Trustee and Indenture Trustee.”

Material Legal Aspects of the Receivables

Rights in the Receivables

The transfer of the receivables by the transferor to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed motor vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the receivables.

Under the transaction documents, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the sale and assignment of the receivables by the transferor to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer’s and the indenture trustee’s interests in the receivables which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

●

all the terms of the contracts related to or evidencing the receivable and

●

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Motor Vehicles

Obtaining Security Interests in Financed Motor Vehicles. The receivables constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or a light truck is perfected by obtaining the certificate of title to the financed motor vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. The transferor will warrant to the seller in the receivables purchase agreement that the applicable originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed motor vehicles securing the receivables and that the security interest has been assigned to the issuer. If the transferor fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed motor vehicle, the issuer may not have a first priority security interest in that financed motor vehicle.

If the applicable originator did not take the steps necessary to cause the security interest of the applicable originator to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable originator, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Motor Vehicles. The transferor will sell the receivables and assign its security interest in each financed motor vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed motor vehicle to the related issuer. However, because of the administrative burden and expense, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed motor vehicles. Accordingly, the applicable originator will continue to be named as the secured party on the certificates of title relating to the financed motor vehicles. In most states, assignments such as those under the transaction documents relating to each issuer, together with a perfected security interest in the related financed vehicles, is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or primed.

In the absence of fraud, forgery or neglect by the financed motor vehicle owner or administrative error by state recording officials, notation of the lien of the applicable originator generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed motor vehicle or subsequent lenders who take a security interest in a financed motor vehicle. If there are any financed motor vehicles as to which the applicable originator has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed motor vehicles and holders of perfected security interests.

Under the laws of most states, the perfected security interest in a financed motor vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed motor vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed motor vehicle, absent clerical errors or fraud, the applicable originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed motor vehicle in the state of relocation. If the financed motor vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales receivables, the transferor takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed motor vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. The servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of the transferor or the applicable originator as the lienholder on the certificate of title for the financed motor vehicle.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed motor vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed motor vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the transferor’s repurchase obligations under the related receivables purchase agreement.

Repossession

In the event of a default by an obligor, the holder of the related receivable has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle loan acts, state “lemon” laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed motor vehicle may assert against the seller of the financed motor vehicle. As to each obligor, those claims under the FTC rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The transferor will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed motor vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Matters Relating to Conservatorship and Receivership

The transferor is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency.  If the transferor becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver.

The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of the transferor.  This authority may permit the FDIC to repudiate the transfer of receivables to an issuer (including the grant to an issuer of a security interest in the transferred receivables).  Under an FDIC regulation, however, the FDIC as conservator or receiver will not use its repudiation authority to reclaim, recover or recharacterize financial assets such as the receivables transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors.  The transferor believes that this FDIC regulation applies to the transfer of receivables to the issuer and that the conditions of the regulation have been satisfied.

In the event that the FDIC nevertheless repudiated the transfer of the receivables and thereby either the seller’s or an issuer’s security interest in the receivables, the amount of compensation that the FDIC is required to pay is limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver.  There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity.  The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuer would receive interest only through the date of the appointment of the FDIC as conservator or receiver.  Since the FDIC may delay repudiation for up to 180 days following that appointment, investors may not have a claim for interest accrued during this 180-day period.  In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.  If that court’s view were applied to determine an issuer’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of receivables to the seller and an issuer, the amount paid to securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the securities and interest accrued thereon to the date of payment.

If the FDIC were appointed as conservator or receiver for the transferor, the FDIC could:

●

require an issuer to go through an administrative claims procedure to establish its right to payments collected on the receivables;

●

request a stay of any judicial action or proceeding with respect to either the seller’s or an issuer’s claims against the transferor; or

●

repudiate without compensation and refuse to perform the transferor’s ongoing obligations under the transaction documents, such as the duty to collect payments or otherwise service the receivables.  There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC as conservator or receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

In addition, while the transferor is the servicer, cash collections held by the servicer may, subject to certain conditions, be commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods, the issuer may not have a perfected interest in such collections and, in such event, the issuer may suffer a loss of all or part of such collections which may result in a loss to securityholders.

The FDIC, as conservator or receiver, may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding or revolving period, and to repudiate any servicing obligations of the servicer. In addition, in the event of a servicer termination event relating to the insolvency of the servicer, if no servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

Certain Regulatory Matters

The operations and financial condition of the transferor are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law.  The appropriate federal banking agencies have broad enforcement powers over the transferor and its affiliates.  The enforcement powers may adversely affect the operation of the issuer and your rights under the transaction documents prior to the appointment of a receiver or conservator.

If the appropriate banking agency finds that any agreement or contract, including a transaction document of an issuer, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to the transferor, that banking agency has the power to order the transferor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate.  The transferor may not be liable to you for contractual damages for complying with such an order and you may not have any recourse against the applicable banking agency.

For example, on March 14, 2003 the OCC issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association (this entity is not the transferor or an affiliate of the transferor) in connection with a securitization of its credit card receivables.  On April 15, 2003 the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

●

cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

●

withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

●

withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order are higher than the servicing fee rate established in that bank’s securitization documents.  The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables.  The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services.  In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

In the event that the servicer was in economic or regulatory difficulty and servicing fees payable under the transaction documents did not fully compensate the servicer for its actual servicing costs, a federal banking regulatory authority might order the servicer to amend or rescind its transaction documents, or to withhold amounts equal to its actual servicing costs as determined by the agency.  While the servicer has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to the servicer acting as servicer or the payment of a servicing fee to the servicer, or any other obligation of the servicer under any transaction documents to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise.  If a federal banking regulatory authority did reach such a conclusion, and ordered the servicer to rescind or amend its transaction documents, payments to you could be delayed or reduced.

Repurchase Obligation

Under each receivables purchase agreement, the transferor will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed motor vehicle as of the related Closing Date. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables.” Accordingly, if any defect exists in the perfection of the security interest in the name of the transferor in any financed motor vehicle as of the Closing Date and that defect adversely affects the related issuer’s interest in the related receivable, the defect would constitute a breach of a warranty under the receivables purchase agreement and would create an obligation of the transferor to repurchase the receivable unless the breach is cured. Additionally, in the transaction documents the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of the transferor in each financed motor vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach is cured.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Soldiers’ and Sailors’ Relief Act of 1940, an obligor who enters the military service after the origination of the obligor’s receivable, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition, individual states have adopted their own legislation.  For example, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on motor vehicle loans, including the receivables described above, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected receivable during the obligor’s period of active duty status. Thus, in the event that an affected receivable is in default, there may be delays and losses occasioned by the inability to exercise the issuer’s rights with respect to the related financed motor vehicle in a timely fashion.

Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Litigation

A number of lawsuits have been threatened or filed in both state and federal courts against the transferor and its affiliates challenging certain policies and practices of the transferor and its affiliates, including without limitation, the policies and practices of the transferor’s and its affiliates’ indirect motor vehicle lending business.  The transferor and its affiliates have defended themselves against claims in the past and intend to continue to do so in the future.  While it is impossible to predict the outcome of any of these lawsuits, the transferor believes that any liability which might result from any of these lawsuits will not have a material adverse effect on it or the receivables.

Material Federal Income Tax Consequences

The entire discussion which follows under the caption “Material Federal Income Tax Consequences,” insofar as it constitutes statements of law or legal conclusions, represents the opinion of McKee Nelson LLP, Federal Tax Counsel for each issuer and is subject to the qualifications set forth below.  The discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates.  The summary does not purport to deal with federal income tax consequences or special rules that are applicable to certain categories of holders such as dealers in securities or foreign currency, banks, thrifts, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, S corporations, persons that hold notes or certificates as a position in a straddle, or as part of a synthetic security or hedge, conversion transaction or other integrated investment or through an entity that is treated as a pass-through for tax purposes, and persons that have a functional currency other than the U.S. dollar.  In addition, this summary is generally limited to investors who will hold the certificates as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Moreover, there are no cases or IRS rulings on many of the issues discussed below or on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and certificates, and no ruling on any of the issues discussed below will be sought from the IRS.  As a result, the IRS may disagree with all or a part of the discussion below.  Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.  For purposes of the following summary, references to the issuer, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuer and the notes, certificates and related terms, parties and documents applicable to such issuer.

The federal income tax consequences to noteholders and certificateholders will vary depending on whether the issuer will be treated for federal income tax purposes as a partnership (or as a “disregarded entity” in the event there is a single beneficial owner of the certificates) or as a grantor trust.  Each issuer will receive an opinion of Federal Tax Counsel regarding the tax characterization of the issuer, the notes, and, if applicable, the certificates.  An opinion of Federal Tax Counsel is not, however, binding on the IRS or the courts.

Trusts Treated as Partnerships or Disregarded Entities (Owner Trusts)

The following is a general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of an issuer referred to as an “owner trust” in the applicable prospectus supplement, subject to the qualifications set forth in this prospectus.  These statements are intended as an explanatory discussion of the related federal income tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, investors are urged to consult their own tax advisors with regard to the tax consequences of investing in notes.

Federal Tax Counsel will issue its opinion, subject to the assumptions set forth therein, that the issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the transaction documents will be complied with, and on Federal Tax Counsel’s conclusion that either the nature of the income of the issuer will exempt it from the provisions of the Internal Revenue Code requiring some publicly traded partnerships to be taxed as corporations or the trust will for another reason not be treated as a publicly traded partnership.

If the IRS were to successfully assert that the issuer was a publicly traded partnership taxable as a corporation for federal income tax purposes, the issuer would be subject to corporate income tax on its taxable income.  The issuer’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates.

Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity

Treatment of the Notes as Indebtedness.  The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver its opinion, subject to the assumptions set forth therein, that the proper characterization of the notes is as indebtedness for federal income tax purposes.  The discussion below assumes that this income tax characterization of the notes is correct.

Original Issue Discount.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not Strip Notes and that the notes have a fixed maturity greater than one year after their issue date.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount or OID, and that any OID on the notes (i.e., any excess of the “Stated redemption price at maturity” of the notes over their issue price) does not exceed a de minimis amount (i.e., generally 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.  Treasury regulations addressing the accrual of OID generally do not address, and in certain parts are specifically not applicable to, debt instruments such as the notes that prepay according prepayments on debt collateral securing such debt instruments. In determining whether any OID on the notes is de minimis, the seller expects to use a reasonable assumption regarding prepayments to determine the weighted average maturity of the notes.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

When notes have more than a de minimis amount of OID the special rules of the Internal Revenue Code relating to “original issue discount” (currently Sections 1271 through 1275) will be applicable to the notes.  OID includes not only issuance discount, but also any stated interest that does not qualify as qualified stated interest.  In general qualified stated interest is interest that is unconditionally payable at a single fixed rate.  If the stated rate of interest on a note increases during the life of the note, interest in excess of the lowest fixed rate is required to be accrued under the OID rules rather than when the note states such interest accrues.  This could happen when two notes with different interest rates are required to be aggregated into a single debt instrument because they are issued to a single holder.  Generally, a holder of a note that was issued with or acquired with OID must include in gross income the sum of the “daily portions,” of the OID on that note for each day on which it owns the note, including the date of purchase but excluding the date of disposition.  The seller expects that each issuer will calculate the daily portions of OID with respect to a note generally as follows.  A calculation will be made of the portion of OID that accrues on the notes during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date).  This will be done, in the case of each full monthly accrual period, by adding:

●

the present value of all remaining payments (including payments of qualified stated interest) to be received on the notes under the prepayment assumption stated in the supplement, if any, used in respect of the notes and taking into account events that occurred during the accrual period, and

●

any payments received during such accrual period (other than payments of qualified stated interest), and subtracting from that total the “adjusted issue price” of the notes at the beginning of such accrual period.

No representation is made that the notes will prepay at any prepayment assumption.  The “adjusted issue price” of a notes at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Internal Revenue Code), based on the amount of the purchase price paid by the original note holder and the “adjusted issue price” of a note at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the notes.

With respect to the notes, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the notes.  The seller expects that the issuer will account for OID, if any, reportable by a noteholder by reference to the price paid for a note an initial purchaser, although the amount of OID will differ for subsequent purchasers. Subsequent purchasers that purchase notes at more than a de minimis discount should consult their tax advisors regarding the proper calculation of OID taxable to them.

Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, only as principal payments are made on the note.  However, a holder may elect to accrue de minimis OID under a constant yield method in connection with an election to accrue all interest, discount and premium on the note using the constant yield method.  See “Trusts Treated as Grantor  Trusts—Election to Treat All Interest as Original Issue Discount” for a discussion of such election.  A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the bond premium amortization or market discount rules of the Internal Revenue Code.

A noteholder of a Short-term Note may be subject to special rules.  An accrual basis noteholder of a Short-term Note (and certain other taxpayers, including banks, regulated investment companies, dealers in securities, cash method noteholders who so elect, and others as set forth in Section 1281 of the Internal Revenue Code) generally would be required to report interest income as interest accrues on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the taxpayer.  Other cash basis noteholders of a Short-term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-term Note).  However, a cash basis noteholder of a Short-term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-term Note until the taxable disposition of the Short-term Note.  A cash basis noteholder that is not required to report interest income as it accrues under Section 1281 may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the noteholder would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-term Note is purchased for more or less than its principal amount.

Except as provided above, stated interest that qualifies as qualified stated interest is accrued under the holder’s normal method of accounting.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest) and the holder’s adjusted tax basis in the note (not including accrued but unpaid interest).  The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note.  Any such gain or loss generally will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Any such gain or loss would be long-term capital gain or loss if the holder’s holding period exceeded one year.  Any capital losses realized generally may be used by a corporate  taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus not more than $3,000 of other income.

Backup Withholding.  Payments made on, and proceeds from the sale of notes may be subject to “backup” withholding taxes unless the holder complies with certain identification requirements.  Any amounts withheld will be allowed as a credit against the holder’s federal income tax, provided that the required information is provided to the IRS.  Generally, backup withholding will apply unless a noteholder (other than an exempt noteholder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account) will be required to certify under penalties of perjury on a properly completed Form W-9 the noteholder’s name, address, correct federal taxpayer identification number, that the noteholder is not subject to backup withholding and that the noteholder is a U.S. person.

Foreign Owner.  A foreign owner means a person other than a U.S. person or certain former citizens or residents of the United States.

Interest paid (or accrued) to a noteholder who is a foreign owner generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign owner and: (i) the foreign owner is not actually or constructively a “10 percent shareholder” of the issuer or the seller (including a holder of 10% of the outstanding certificates issued by the issuer) or a “controlled foreign corporation” with respect to which the issuer or the seller is a “related person” within the meaning of the Internal Revenue Code; (ii) the foreign owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; (iii) the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and (iv) the foreign owner does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the foreign owner must provide the applicable owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement, on a properly completed Form W-8BEN, or, if applicable, Form W-8IMY accompanied by applicable Forms W-8BEN Form W-8ECI, or Form W-8EXP (or approved substitute forms).  If a note is held through a securities clearing organization or other financial institution, the organization may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an appropriate Form W-8 or substitute form provided by the foreign owner, and the foreign owner must notify the financial institution acting on its behalf of any changes to the information on the appropriate Form W-8 (or approved substitute form), within 30 days of that change and reexecute such form.  In addition, Forms W-8BEN, W-8ECI and W-8EXP generally must be reexecuted at the beginning of every fourth year, although a Form W-8BEN and W-8EXP that contains a taxpayer identification number (or in the case of a Form W-8EXP signed by an integral part of a foreign government of a foreign central bank of issue) remains valid until changes to a signer’s circumstances makes any information on the form incorrect provided the beneficiary receives at least one payment reported to it on IRS Form 1042-S at least annually.  A Form W-8IMY (but not any attached forms or statements) remains valid until the status of the person whose name is on the certificate is changed in a way relevant to the certificates or circumstances change that make the information on the certificate no longer correct.  If interest paid to a foreign owner is not considered portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the foreign owner must provide the applicable owner trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate certification on Form W-8BEN, including the foreign owner’s US taxpayer identification number and signed under penalties of perjury, certifying that the foreign owner is entitled to benefits under the treaty, or, if applicable, Form 8-IMY accompanied by applicable Forms W-8BEN or Form W-8EXP (or approved substitute forms).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign owner will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign owner, and in the case of an individual foreign owner, the foreign owner is not present in the United States for 183 days or more during the taxable year of disposition.

If the interest paid or accrued, or capital gain realized on a note is effectively connected with the conduct of a trade or business within the United States by the foreign owner, the foreign owner will be subject to United States federal income tax on such interest, or capital gain at graduated rates.  Such interest, or capital gain should not be subject to withholding tax provided that the foreign owner provides a properly executed Form W-8ECI (or successor form) stating that interest paid is not subject to withholding because it is effectively connected with the foreign owner’s conduct of a trade or business in the United States.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuer.  If so treated, the issuer might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above, and would not be able to reduce its taxable income by deductions for interest expense on the notes recharacterized as equity.  Alternatively, and more likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  However, even if the trust qualified for such exception, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders.  For example, income of certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income of foreign investors generally would be subject to U.S. federal income tax payments, tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuer expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

Treatment of the Issuer as a Partnership.  With respect to any issuer intended to be a partnership for tax purposes, as set forth in the related prospectus supplement, the seller will agree, and the certificateholders, by their purchase of certificates will be deemed to have agreed, to treat the issuer as a partnership for federal, state and local tax purposes, with the assets of the partnership being the assets held by the issuer, the partners of the partnership being the certificateholders, and the notes being debt of the partnership.  However, the proper characterization of such an arrangement involving the issuer, the certificates, the notes and the seller is not clear because there is no authority on any closely comparable transaction.

For example, because the certificates may have certain features characteristic of debt, the certificates might be considered debt of either the related seller or the issuer.  Generally, provided such certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to certificateholders as compared with the consequences from treatment of the certificates as equity in a partnership, described below.  If certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related prospectus supplement.  The following discussion assumes that the certificates represent equity interests in a partnership for federal income tax purposes.

Strip Certificates, etc.  The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Strip Certificates or indexed certificates and that a series of Securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the issuer will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the issuer.  In certain instances, however, the issuer could have an obligation to make payments of withholding tax on behalf of a certificateholder. See “—Backup Withholding” below.  The issuer’s income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables.  The issuer’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.  The issuer may also enter into Swap Agreements.  The tax considerations applicable to Swap Agreements will be discussed in the applicable prospectus supplement.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement (here, the related transaction documents).  A distribution to a certificateholder will be treated as a guaranteed payment under the Partnership provisions of the Internal Revenue Code if the distribution is determined without reference to income of the issuer, and distributions with respect to the pass through rate to a certificateholder will be treated as “guaranteed payments” by the issuer.  A guaranteed payment is treated as ordinary income regardless of whether the guaranteed payment exceeds the issuer’s net income (income net of deductible expenses and interest on the notes).  If the stated rate on a certificate is not treated as a guaranteed payment, then the income received by a certificateholder would be limited to the certificateholder’s proportionate amount of the issuer’s net income.  The rules applicable to debt instruments related to original issue discount, market discount, and bond premium do not apply to partnership interests.  The treatment of premium or discount at original purchase is unclear.  If the certificateholder is considered to receive the certificate in exchange for a contribution to the issuer, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift to the seller treated as a guaranteed payment that is only deductible over time).  If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any discount would result in a loss upon the liquidation of the issuer (or upon sale).  The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).  All remaining taxable income of the issuer will be allocated to the seller.  Except as provided below, losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions.  Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and deductions would be subject to the limitations set forth below.  Accordingly, a certificateholder’s taxable income from the issuer could exceed the cash it is entitled to receive from the issuer.

Although not free from doubt, based on the economic arrangement of the parties, this approach for allocating issuer income should be permissible under applicable Treasury regulations.  The IRS may, however, require a greater amount of income to be allocated to certificateholders.  Moreover, even under the foregoing method of allocation, certificateholders would be allocated income equal to the entire pass through rate plus the other items described above even though the issuer might not have sufficient cash to make current cash distributions of such amount.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis regardless of their normal method of tax accounting and certificateholders may become liable for taxes on issuer income even if they have not received cash from the issuer to pay such taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuer.  See “—Section 754 Election” below.

For each taxable year of the certificateholder, the certificateholder will be required to report items of income, loss and deduction allocated to them by the issuer for the issuer’s taxable year that ends on or before the last day of that taxable year of the certificateholder.  The Internal Revenue Code prescribes rules for determining the taxable year of the issuer that generally require a partnership to adopt a taxable year which, on certain testing dates, constituted the taxable year of one or more partners having (on such dates) an aggregate interest in partnership profits and capital of more than 50 percent (the majority interest taxable year).  In the event that there is no majority interest taxable year, the issuer must generally adopt the taxable year of all the certificateholders having a 5 percent or greater interest in the capital or profits of the issuer.  Accordingly, the taxable year of the issuer may or may not be the calendar year.

All or some of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

Depending upon whether the issuer is deemed engaged in a trade or business, an individual taxpayer’s share of expenses of the issuer (including fees to the servicer but not interest expense) could be deductible only as miscellaneous itemized deductions.  Such deductions might be disallowed to the individual in whole or in part and might result in such holders being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the issuer.  Such deductions may also be subject to reduction under Section 68 of the Internal Revenue Code if the individual’s adjusted gross income exceeds certain limits.  Moreover, non-corporate certificateholders might not be able to deduct such expenses for purposes of the alternative minimum tax.

The seller expects that each issuer will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis.  If the IRS were to require that such calculations be made separately for each receivable, the issuer might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.  It is believed that the receivables will not be issued with OID and, therefore, the issuer should not have OID income.  However, the purchase price paid by the issuer for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase.  If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuer will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

If the issuer acquires the receivables at a market discount or premium, the issuer will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables.  As indicated above, a portion of such market discount income or premium deduction will be allocated to certificateholders if the related transaction documents so provide.  Any such allocation will be disclosed in the related prospectus supplement.

Section 708 Termination.  Under Section 708 of the Internal Revenue Code, the issuer will be deemed to terminate as a partnership for federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period.  If such a termination occurs, the issuer will be considered to have contributed its assets to the issuer, as a new partnership, and to have distributed the interests in the new partnership in liquidation to the certificate owners.  The issuer does not intend to comply with certain technical requirements that might apply should such a constructive termination occur.  As a result, the issuer may be subject to certain tax penalties and to additional expenses if it is required to comply with those requirements.

Disposition of Certificates.  Generally, gain or loss will be recognized on a sale or exchange of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of issuer income includible in income (including for the taxable year of sale) and decreased by any distributions received with respect to such certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share, as determined for federal income tax purposes, of the liabilities of the issuer (including the notes).  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables generally would be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  To avoid those special reporting requirements, the issuer will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

A loss on the sale of a certificate in excess of certain thresholds (generally $10 million per year or $20 million in any combination of years for corporations and $2 million per year or $4 million in any combination of other years for other taxpayers, with a substantially lower limit if a foreign currency transaction is involve) would be considered a reportable transaction that would require a certificateholder to file an IRS Form 8886.  Certificateholders should consult with their tax advisors about the need to file an IRS Form 8886.

Allocations Between Transferors and Transferees.  In general, the issuer’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month.  As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase takes place.

The use of such a monthly convention may not be permitted by existing Treasury regulations.  If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuer might be reallocated among the certificateholders.  In that event or in the event future Treasury regulations provide for an additional allocation method the issuer’s method of allocation between transferors and transferees may be revised to conform to such regulations.

Section 754 Election.  In the event that an original certificateholder sells certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had.  The tax basis of the issuer’s assets cannot be adjusted to reflect that higher (or lower) basis unless the issuer files an election under Section 754 of the Internal Revenue Code.  In order to avoid the administrative complexities that would be involved in keeping adequate accounting records, as well as potentially onerous information reporting requirements, the issuer will not make such election.  As a result, certificateholders might be allocated a greater or lesser amount of issuer income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The owner trustee is required to keep or have kept complete and accurate books.  Such books will be maintained for financial reporting and tax purposes on an accrual basis.  The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuer and will report each certificateholder’s allocable share of items of issuer income and expense to certificateholders and the IRS on Schedule K-1.  The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates.  Generally, certificateholders must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing certain information on the nominee, the beneficial owners and the certificates so held.  Such information includes:

(a)

the name, address and taxpayer identification number of the nominee;

(b)

as to each beneficial owner (1) the name, address and taxpayer identification number of such person, (2) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(c)

certain information on certificates that were held, bought or sold on behalf of such person throughout the year.  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuer information as to themselves and their ownership of certificates.

A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the issuer.  The information referred to above for any calendar year must be furnished to the issuer on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

Each seller will be designated as the tax matters partner in the related transaction documents and, as such, will be responsible for representing the certificateholders in any dispute with the IRS with respect to partnership items.  The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the later of the filing of the partnership return or the last day for the filing of the partnership return (determined without regard to extensions).  Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuer.  As a tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with a less than 1 percent interest in the issuer (except for any group of those certificateholders with an aggregate interest of 5 percent or more in issuer profits that elects to form a “notice group” of certificateholders and notify the IRS that the seller is not authorized to settle on their behalf).  In the absence of a proceeding at the issuer level, a certificateholder under some circumstances may pursue a claim for credit or refund on its own behalf by filing a request for administrative adjustment of an issuer item.  Each certificateholder should consult its own tax advisor with respect to the impact of these procedures on its particular case.  An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuer.

Recent Treasury pronouncements intended to cause disclosure of abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction.”  A transaction may be “reportable transaction” based upon any of several indicia, including the existence of certain book-tax differences common to financial transactions, if the differences are substantial (generally $10 million per year, attributing to certificateholders their shares of the issuer’s tax and book items).  There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements.  Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the certificates.

Tax Consequences to Foreign Certificateholders.  As discussed below, an investment in a certificate is not suitable for any foreign owner which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States.  Accordingly, no interest in a certificate should be acquired by or on behalf of any such foreign owner.

No regulations, published rulings or judicial decisions exist that discuss the characterization for federal withholding tax purposes with respect to a foreign owner of a partnership with activities substantially the same as the issuer. Depending upon the particular terms of the related transaction documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign owner.  If the issuer is considered to be engaged in a trade or business in the United States for such purposes, the income of the issuer allocable to a foreign owner would be subject to Federal withholding, at the highest applicable tax rate, for persons taxable as a corporation, and the highest individual rate for all other foreign owners.  Also, in such cases, a foreign owner that is a corporation may be subject to the branch profits tax.  If the issuer is notified that a certificateholder is a foreign owner, the issuer intends to withhold as if it were engaged in a trade or business in the United States in order to protect the issuer from possible adverse consequences of a failure to withhold.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuer to change its withholding procedures.  In determining a holder’s withholding status, the issuer may rely on IRS Form W-8BEN, Form W-8IMY, Form W-8ECI or Form W-8EXP (or approved substitute forms or applicable successor forms) or IRS Form W-9 (or approved substitute form).

If an issuer is engaged in a trade or business, each foreign owner of a certificate will be required to file a United States federal individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the issuer’s income.  A foreign owner who believes the issuer is not engaged in a U.S. trade or business generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the issuer was not so engaged.  However, payments made to (or accrued by) a certificateholder who is a foreign owner may be considered guaranteed payments to the extent such payments are determined without regard to the income of the issuer and for that reason or because of the nature of the receivables, the interest may not be considered “portfolio interest” which may qualify for exemption from taxation.  As a result, even if the issuer is not considered to be engaged in a U.S. trade or business, foreign owners of certificates could be subject to United States federal income tax which must be withheld at a rate of 30% on their share of the issuer’s income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty.  If the issuer is notified that a certificateholder is a foreign owner, the issuer may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a certificateholder.  A foreign owner would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax.  However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability.  As a result, each potential foreign owner is encouraged to consult its tax advisor as to whether the tax consequences of holding an interest in a certificate make it an unsuitable investment.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain certification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.  Amounts withheld will be allowed as a credit against the holder’s federal income tax, provided that the required information is provided to the IRS.  Generally, backup withholding will apply unless a certificateholder (other than an exempt certificateholder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, or individual retirement account) completes a proper tax certification, under penalties of perjury, on the appropriate IRS Form W-8 (or approved substitute form) or Form W-9 (or approved substitute form).

Trusts Treated as Grantor Trusts

Tax Characterization of the Issuer as a Grantor Trust.  The following is a general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the certificates of an issuer referred to as a “grantor trust” in the applicable prospectus supplement.  It is intended as an explanation of the possible effects of the classification of any issuer as a grantor trust for federal income tax purposes on investors generally and of related federal income tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, investors are urged to consult their own tax advisors with regard to the tax consequences of investing in certificates of a grantor trust (“Grantor Trust Certificates”).

As specified in the related prospectus supplement, Federal Tax Counsel will deliver its opinion, subject to the assumptions set forth therein, that an issuer which is intended to be a grantor trust for federal income tax purposes will not be classified as an association taxable as a corporation and that such issuer will be classified as a grantor trust under the Internal Revenue Code.  In this case, beneficial owners of Grantor Trust Certificates will be treated for federal income tax purposes as owners of either an undivided interest in a single debt obligation held by the grantor trust and having a principal amount equal to the total stated principal amount of the receivables and an interest rate equal to the relevant pass through rate, or an interest in each of the receivables and any other Issuer Property.

Whether a grantor trust will be treated as the owner of a single debt obligation, or of the underlying receivables and any other Issuer Property, will depend on whether the transaction in which the seller transfers the receivables to the grantor trust is viewed as a sale or a loan for federal income tax purposes.  The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property.  Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value.  The relevant pooling and servicing agreement will express the intent of the seller to sell, and the Grantor Trust Certificateholders to purchase, the receivables, and the seller and each Grantor Trust Certificateholder, by accepting a beneficial interest in the Grantor Trust Certificate, will agree to treat the Grantor Trust Certificates as ownership interests in the receivables and any other Issuer Property.

Treatment as Ownership of Single Debt Obligation.  If a Grantor Trust Certificateholder was considered to own an undivided interest in a single debt obligation, the principles described under “—Trusts Treated as Partnerships or Disregarded Entities (Owner issuers)—Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity” would apply.  Each Grantor Trust Certificateholder, rather than reporting its share of the interest accrued on each receivable, would, in general, be required to include in income interest accrued or received on the principal amount of the Grantor Trust Certificates at the relevant pass through rate in accordance with its usual method of accounting.

The Grantor Trust Certificates would be subject to OID rules, described below under “—Stripped Bonds and Stripped Coupons” and “—Original Issue Discount.”  In determining whether any OID on the Grantor Trust Certificates is de minimis, the seller expects to use a reasonable prepayment assumption to determine the weighted average life of the Grantor Trust Certificates.  OID includible in income for any accrual period (generally, the period between payment dates) would generally be calculated using a prepayment assumption and an anticipated yield established as of the date of initial sale of the Grantor Trust Certificates, and would increase or decrease to reflect prepayments at a faster or slower rate than anticipated.  The Grantor Trust Certificates would also be subject to the market discount provisions of the Internal Revenue Code to the extent that a Grantor Trust Certificateholder purchased those certificates at a discount from the initial issue price (as adjusted to reflect prior accruals of OID).  See “—Market Discount” below.

Treatment as Ownership of Interest in Receivables.  The remainder of the discussion in this prospectus assumes that a Grantor Trust Certificateholder will be treated as owning an interest in each receivable and the proceeds from each receivable, and any other Issuer Property, although for administrative convenience, the servicer will report information on an aggregate basis as though all of the receivables were a single obligation.  The amount and, in some instances, the character, of the income reported to a Grantor Trust Certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

Each Grantor Trust Certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the interest and principal portions of the issuer represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the issuer.  Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with that Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the issuer represented by Grantor Trust Certificates, including interest, market discount, premium, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the servicer, and any gain recognized upon collection or disposition of the receivables.  Under Internal Revenue Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the issuer.  Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such holder’s other miscellaneous itemized deductions exceed two percent of such holder’s adjusted gross income. Such deductions may also be limited by Internal Revenue Code Section 68 (which limitations are scheduled to be phased out) for an individual whose adjusted gross income exceeds certain limits. Moreover, non-corporate Grantor Trust Certificateholders cannot deduct such expenses for purposes of the alternative minimum tax.

A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer.  A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier.  Because interest accrues on the receivables over differing monthly periods and is paid in arrears and interest collected on a receivable generally is paid to Grantor Trust Certificateholders in the following month, the amount of interest accruing to a Grantor Trust Certificateholder during any calendar month will not equal the amount of interest distributed in that month.  The actual amount of discount on a receivable generally will be includible in income as principal payments are received on the receivables.  See “—Market Discount” below.  If the servicing fees or other amounts paid to the servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the receivables.  The receivables would then be subject to the stripped bond rules of the Internal Revenue Code discussed below.

Discount and Premium.  The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis.  In determining whether a Grantor Trust Certificateholder has purchased its interest in the receivables held by the related issuer at a discount or premium and whether the receivables have OID, market discount, or amortizable premium, a portion of the purchase price of a Grantor Trust Certificate should be allocated to the Grantor Trust Certificateholder’s undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed.  As a result the portion of the purchase price allocable to a Grantor Trust Certificateholder’s undivided interest in the receivables will be increased or decreased, as applicable, and the potential OID, market discount, or amortizable premium on the receivables could be increased or decreased accordingly.

Premium.  A Grantor Trust Certificateholder that acquires an interest in receivables at a premium over the “stated redemption price at maturity” of the receivables may elect to amortize such premium under a constant interest method.  Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate.  The tax basis to such Grantor Trust Certificateholder in such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.  It is unclear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171.  A Grantor Trust Certificateholder that makes this election for receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of that receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to that receivable.  If a reasonable prepayment assumption is used to amortize that premium, it appears that that loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate.  It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The regulations dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Internal Revenue Code section 1272(a)(6), which applies to a pool of loans the yield on which could be affected by prepayments.  Absent further guidance from the IRS, the owner trustee intends to account for amortizable bond premium in the manner described above.  It is recommended that prospective purchasers of the Grantor Trust Certificates consult their tax advisors regarding the possible application of these final regulations.

Stripped Bonds and Stripped Coupons.  In the absence of comprehensive regulations, the tax treatment of stripped bonds is unclear.  The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable receivable (these portions with respect to a receivable are referred to as a stripped bond) which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Generally, under Treasury regulations relating to stripped bonds, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Internal Revenue Code) that stripped bond will be considered to have been issued with OID.  See “—Original Issue Discount” below.  Based on the preamble to the stripped bond treasury regulations, although the matter is not entirely clear, the issuer intends to take the position that interest income on the Grantor Trust Certificates up to the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the stripped bond treasury regulations, assuming all other requirements for treatment as qualified stated interest are satisfied, and such income will be so treated in the tax information reporting.

Original Issue Discount.  When receivables have more than a de minimis amount of OID, the special rules of the Internal Revenue Code relating to “original issue discount” (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder’s interest in those receivables.  Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a receivable issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on that receivable for each day on which it owns a Grantor Trust Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the issuer intends to calculate the daily portions of OID with respect to a receivable generally as follows.  A calculation will be made of the portion of OID that accrues on the receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date).  This will be done, in the case of each full monthly accrual period, by adding:

●

the present value of all remaining payments to be received on the receivable under the prepayment assumption, if any, used in respect of the receivables, and

●

any payments received during such accrual period, and subtracting from that total the “adjusted issue price” of the receivable at the beginning of such accrual period.

No representation is made that the receivables will prepay at any prepayment assumption.  The “adjusted issue price” of a receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Internal Revenue Code), based on the amount of the purchase price paid by the Grantor Trust Certificateholder for the Grantor Trust Certificate that is allocable to the receivable and the “adjusted issue price” of a receivable at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period.  The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.  With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the receivables.

With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables.  The issuer intends to account for OID, if any, reportable by Grantor Trust Certificateholders by reference to the price paid for a Grantor Trust Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Subsequent purchasers that purchase receivables at more than a de minimis discount should consult their tax advisors regarding the proper calculation of OID taxable to them.

Market Discount.  A Grantor Trust Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a “market discount.”  Generally, the amount of market discount is equal to the excess of the portion of the principal amount of a receivable allocable to a Grantor Trust Certificateholder’s undivided interest in the receivable over that Grantor Trust Certificateholder’s tax basis in the undivided interest in the receivable.  Market discount with respect to a receivable will be considered to be zero if the market discount allocable to the receivable is less than 0.25% of the receivable’s stated redemption price at maturity multiplied by its weighted average maturity remaining after the date of purchase.  Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

The Internal Revenue Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  While the Treasury Department has not yet issued regulations, rules described in relevant legislative history will apply.  Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods.  If a Grantor Trust Certificate is issued with respect to which there is OID, the amount of market discount that accrues during any accrual period would be equal to the product of: (i) the total remaining market discount; and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.  If a Grantor Trust Certificate is issued with respect to which there is no OID, the amount of market discount that accrues during a period is equal to the product of: (i) the total remaining market discount; and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, for example, the Grantor Trust Certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.  Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

A holder who acquires a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as Original Issue Discount.  The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method.  If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.  See “—Market Discount” above. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable except with the approval of the IRS.

Sale or Exchange of a Grantor Trust Certificate.  Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the Grantor Trust Certificate.  Such adjusted basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the amount of OID, market discount (if any), and gain previously included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by payments of principal, OID previously received by the seller on the Grantor Trust Certificate, and any amortized premium. Subject to the discussion of market discount above, such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Section 1221, and will be long-term if the Grantor Trust Certificate has been owned for the requisite holding period.

A loss on the sale of a certificate in excess of certain thresholds (generally $10 million per year or $20 million in any combination of years for corporations and $2 million per year or $4 million in any combination of other years for other taxpayers, with a substantially lower limit if a foreign currency transaction is involved) would be considered a reportable transaction that would require a certificateholder to file an IRS Form 8886.  Certificateholders should consult with their tax advisors about the need to file an IRS Form 8886.

Foreign Owners.  Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 of the Internal Revenue Code to a Grantor Trust Certificateholder that is: (i) a foreign owner; or (ii) a person holding on behalf of a foreign owner, as well as accrued OID recognized by the foreign owner on the sale or exchange of that Grantor Trust Certificate, will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in receivables issued after July 18, 1984 by natural persons, if that foreign owner complies with specified identification requirements (including delivery of a properly completed IRS Form W-8BEN with appropriate certifications.  Additional restrictions apply to receivables where the obligor is not a natural person or an entity treated as a corporation for United States federal income tax purposes in order to qualify for the exemption from withholding.

Information Reporting and Backup Withholding.  The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners.  If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to payments.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Financial Asset Securitization Trusts

With respect to each series of notes or certificates issued by an issuer for which an election to be treated as a financial asset securitization trust is made, the tax aspects of holding the notes certificates will be discussed in the related prospectus supplement.

State and Local Tax Consequences

The above discussion does not address the tax treatment of any notes or certificates under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding any state and local tax considerations for them of purchasing, holding and disposing of notes or certificates.

ERISA Considerations

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, among other factors, such fiduciary should consider:

(a)

whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(b)

whether the investment satisfies the diversification requirements of Section 404 of ERISA;

(c)

whether the investment is in accordance with the documents governing the plan; and

(d)

whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements which are not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of such plans or arrangements investing in such entity (we refer to these entities as Plans) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Sections 406 and 407 of ERISA, and excise taxes are imposed upon such persons by Section 4975 of the Code. The seller, the indenture trustee, the owner trustee and any underwriter of the securities and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or transfer of securities by, or on behalf of, such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available.

Moreover, the Department of Labor has issued the Plan Assets Regulation concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan’s assets were deemed to include an interest in the Issuer Property and not merely an interest in the securities, transactions occurring in connection with the servicing, management and operation of the issuer involving the seller, the owner trustee, the indenture trustee, the servicer (or any other servicer), any insurer, any swap counterparty or any of their respective affiliates might constitute prohibited transactions, and the Issuer Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applied.

With respect to securities which are certificates, the Department of Labor has issued to a number of underwriters of pass-through certificates, similar to the certificates, administrative exemptions, which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets such as the Issuer Property held by an entity such as an issuer, along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the exemption are satisfied.

If the general conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of certificates by Plans in the initial issue of certificates, the holding of certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an excluded plan by any person who has discretionary authority or renders investment advice with respect to the assets of such excluded plan. For purposes of the certificates, an excluded plan is a Plan sponsored by: (a) an underwriter which has been granted an exemption (or certain specified entities affiliated or associated with such underwriter), (b) the seller, (c) the servicer (or any other servicer), (d) the indenture trustee or owner trustee, (e) any obligor with respect to receivables constituting more than 5 percent of the aggregate unamortized principal balance of the receivables as of the date of initial issuance, (f) any insurer or other provider of credit enhancement and (g) any affiliate or successor of a person described in (a) to (f) above (collectively, the “Restricted Group”).

The exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with: (a) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the seller or underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in certificates is (1) an obligor with respect to 5 percent or less of the fair market value of the receivables or (2) an affiliate of such a person; (b) the direct or indirect acquisition or disposition in the secondary market of certificates by Plans; and (c) the holding of certificates by Plans.

The exemption may also provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuer and the Issuer Property.

The exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” or a “disqualified person” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan’s ownership of certificates.

The exemption sets forth the following general conditions which must be satisfied for a transaction to be eligible for exemptive relief:

(a)

The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)

The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc.;

(c)

Neither the indenture trustee nor the owner trustee is an affiliate of any other member of the Restricted Group, other than an underwriter;

(d)

The sum of all payments made to and retained by the underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting for the certificates. The sum of all payments made and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans. The sum of all payments made to and retained by the servicer or any other servicer represents not more than reasonable compensation for such person’s services under the pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith;

(e)

The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.  The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates; and

(f)

The issuer must also meet the following requirements:

(1)

the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(2)

certificates in such other investment pools must have been rated in one of the four highest rating categories of one of the approved rating agencies for at least one year prior to the Plan’s acquisition of certificates; and

(3)

certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The exemption permits the use of pre-funding accounts whereby a portion of the receivables backing the certificates are transferred to the issuer within a pre-funding period ending no later than 90 days or three months after the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date.  The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered may not exceed twenty-five percent (25%), and certain other conditions set forth in the exemption must be satisfied.

The exemption also permits interest-rate swaps and yield supplement agreements to be assets of an issuer if certain conditions are satisfied.  In the event an issuer includes these features, the prospectus supplement will set forth the conditions relating to such swaps or agreements.

The exemption may apply to a Plan’s purchase, holding and transfer of certificates and the operation, management and servicing of the issuer and the Issuer Property as specified in the related prospectus supplement. In addition, in the event the exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a certificate. Included among these exemptions are: Prohibited Transaction Class exemption (or PTCE) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”  However, even if the conditions specified in these exemptions are met, the scope of the relief provided may not cover all acts which may be construed as prohibited transactions.

Certain transactions involving the purchase of securities which are notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Issuer Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Issuer Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the notes are deemed to be an equity interest in the issuer, the exemption may be applicable to both a Plan’s purchase, holding and transfer of notes (which in this situation are considered certificates for purposes of the exemption) and the operation, management and servicing of the issuer and the Issuer Property, if so specified in the related prospectus supplement.

Without regard to whether the notes are characterized as equity interests, the acquisition, transfer or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriter, the issuer, the owner trustee or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note.  Furthermore, because the issuer, the owner trustee, the owner trustee, the servicer and the underwriters may receive benefits in connection with a sale of the notes, the purchase of notes with assets of a Plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may available.  Accordingly, if any such party has investment or administrative discretion with respect to the assets of the Plan used to effect the purchase, has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or is an employer maintaining or contributing to the Plan, it should consult with counsel about the consequences of an investment in the notes.

Any Plan fiduciary considering the purchase of securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Underwriting

The seller or an issuer may offer and sell the securities in any of three ways:

●

directly to one or more purchasers;

●

through agents; or

●

through underwriters.

Any underwriter or agent that offers the securities may be an affiliate of the seller, and offers and sales of securities may include secondary market transactions by affiliates of the seller.  These affiliates may act as principal or agent in secondary market transactions.  Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The prospectus supplement will specify the terms of each offering, including:

●

the name or names of any underwriters or agents,

●

the managing underwriters of any underwriting syndicate,

●

the public offering or purchase price,

●

the net proceeds from the sale,

●

any underwriting discounts and other items constituting underwriters’ compensation,

●

any discounts and commissions allowed or paid to dealers,

●

any commissions allowed or paid to agents and

●

the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the securities, including securities not listed on any securities exchange.  Direct sales may be made on a national securities exchange or otherwise.  If the seller or an issuer, directly or through agents, solicits offers to purchase securities, the seller or an issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of securities.

The seller or an issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  If indicated in a prospectus supplement, the seller or an issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the seller or an issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

The transferor or the seller may retain securities of a series or class upon initial issuance and may sell them on a subsequent date.  Offers to purchase securities may be solicited directly by the seller and sales may be made by the seller to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities.  The terms of these sales will be described in the applicable prospectus supplement.

Any underwriter or agent participating in the distribution of securities, including securities offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The transferor, the seller and an issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the securities.

Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the transferor or its affiliates in the ordinary course of business.

Banc One Capital Markets, Inc. is an affiliate of the transferor.  Any obligations of Banc One Capital Markets, Inc. are the sole obligations of Banc One Capital Markets, Inc., and do not create any obligations on the part of any of its affiliates.  Banc One Capital Markets, Inc. may from time to time purchase or acquire a position in any series of securities and may, at its option, hold or resell those securities.  Banc One Capital Markets, Inc. expects to offer and sell previously issued securities in the course of its business as a broker-dealer.  Banc One Capital Markets, Inc. may act as a principal or an agent in those transactions.  This prospectus and the accompanying prospectus supplement may be used by Banc One Capital Markets, Inc. and its successors in connection with these transactions.  These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, certain statements made in future SEC filings by the transferor or the seller, in press releases and in oral and written statements made by or with the transferor’s or the seller’s approval that are not statements of historical fact may constitute forward-looking statements.  Forward-looking statements may relate to, without limitation, the transferor’s or the seller’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties.  Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements.  Factors that could cause this difference – many of which are beyond the transferor’s control – include the following, without limitation:

●

Local, regional and national business, political or economic conditions may differ from those expected;

●

The effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect the transferor’s business;

●

The timely development and acceptance of new products and services may be different than anticipated;

●

Technological changes instituted by the transferor and by persons who may affect the transferor’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

●

Acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than expected;

●

The ability to increase market share and control expenses may be more difficult than anticipated;

●

Competitive pressures among financial services companies may increase significantly;

●

Changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) may adversely affect the transferor or its business;

●

Changes in accounting policies and practices, as may be adopted by regulatory agencies, the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, may affect expected financial reporting;

●

The costs, effects and outcomes of litigation may adversely affect the transferor or its business; and

●

The transferor may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made.  The transferor undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Ratings of the Securities

Any class of offered securities will be:

●

rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller, and

●

identified in the prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as investment grade.

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

Reports to Securityholders

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related transaction documents. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the transferor to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

Where You Can Find More Information

We filed a registration statement relating to the securities with the Securities and Exchange Commission.  This prospectus is part of the registration statement, but the registration statement includes additional information.  The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about each issuer.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

Incorporation by Reference

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (614) 248-5601.

Legal Matters

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by either the Chief Legal Officer or a Deputy General Counsel of Bank One Corporation, the parent corporation of the transferor, and by McKee Nelson LLP.

Glossary

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“Collection Period” has the meaning set forth in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial “controlling class” in the prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the prospectus supplement.

“Cut-off Date” has the meaning set forth in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Distribution Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee’s corporate trust office or the trustee’s corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day).

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“Federal Tax Counsel” means McKee Nelson LLP, as special tax counsel to the seller.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

“Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, prefunding account, reserve fund, spread account or yield supplement account, which accounts will be described in the prospectus supplement.

“Issuer Property” means, to the extent specified in the prospectus supplement, the property of each issuer, which will include:

●

a pool of motor vehicle loans made or acquired by the transferor, its predecessors in interest, or an affiliate, all of which are secured by new and/or used automobiles and/or light trucks;

●

the seller’s right to all documents and information contained in the receivables files;

●

collections and all other amounts due under the receivables after the Cut-off Date specified in the prospectus supplement;

●

security interests in the new and used automobiles and light trucks financed by the receivables;

●

any of the transferor’s rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

●

some of the transferor’s rights relating to the receivables under agreements between the transferor and any dealers that sold the financed vehicles;

●

all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the prospectus supplement);

●

the rights of the issuer under the transaction documents;

●

the rights under any credit enhancement to the extent specified in the prospectus supplement;

●

any other property specified in the prospectus supplement; and

●

all proceeds of the foregoing.

“Liquidation Expenses” means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

“Original Pool Balance” means, with respect to any issuer, the aggregate principal balance of the related receivables as of the applicable Cut-off Date.

“Plan Asset Regulation” means the United States Department of Labor regulation (29 CFR Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Pool Balance” means, with respect to any issuer as of any date of determination, the aggregate principal balance of the related receivables.

“Pool Factor” means, with respect to any issuer, a seven-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance plus (2) the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent Cut-off Date.

“Record Date” means, with respect to any Distribution Date or final scheduled Distribution Date, the close of business on the business day immediately prior to that Distribution Date or final scheduled Distribution Date.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method.

“Short-term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual principal balance of the receivable on that date.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations.  This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

_______________

Bank One Auto

Securitization LLC

Seller

Bank One, National Association

Transferor and Servicer

_______________

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and an accompanying prospectus. This is in addition to obligations of the dealers to deliver a prospectus supplement and an accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bank One Auto Securitization Trust

2003-1

$149,000,000 Class A-1

1.10% Asset Backed Notes

$245,000,000 Class A-2

1.29% Asset Backed Notes

$151,000,000 Class A-3

1.82% Asset Backed Notes

$160,670,000 Class A-4

2.43% Asset Backed Notes

$18,329,000 Class B

2.10% Asset Backed Notes

_______________

PROSPECTUS SUPPLEMENT

_______________

Bookrunner of the Class A and Class B Notes

Banc One Capital Markets Inc.

Co-Managers of the Class A Notes

Citigroup

Credit Suisse First Boston

JPMorgan

Prospectus Supplement to Prospectus dated October 1, 2003

$723,999,000

Bank One Auto Securitization Trust 2003-1

Issuer

Bank One Auto Securitization LLC	Bank One, National Association
Seller	Transferor and Servicer

Before you purchase any of these securities, be sure you understand the structure and the risks.   See especially the risk factors beginning on page S-11 of this prospectus supplement and on page 4 of the attached prospectus.

These notes are asset backed securities issued by a trust.  The notes are not obligations of or guaranteed by any person (including the transferor, the seller or any of their affiliates).

Neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

The trust will issue the following notes:
	Principal Amount	Interest Rate	Stated Maturity Date
Class A-1 Notes.......................................................	$149,000,000	1.10%	October 20, 2004
Class A-2 Notes.......................................................	$245,000,000	1.29%	August 21, 2006
Class A-3 Notes.......................................................	$151,000,000	1.82%	September 20, 2007
Class A-4 Notes.......................................................	$160,670,000	2.43%	March 22, 2010
Class B Notes...........................................................	$18,329,000	2.10%	March 22, 2010
Class A-1 Notes	$149,000,000	1.10%	October 20, 2004

● The notes are secured by the assets of the trust, which consist primarily of motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks.
● The trust will pay interest and principal on the notes on the 20th day of each month, or if the 20th is not a business day, the next business day.
● The trust will pay principal on the notes in accordance with the payment priorities described in this prospectus supplement.

The underwriters are offering the following notes by this prospectus supplement:
Initial Public Offering Price (1)		Underwriting Discount	Proceeds to the Seller (1)(2)
Per Class A-1 Note.............................................	100.000000%	0.090%	99.910000%
Per Class A-2 Note.............................................	99.988585%	0.130%	99.858585%
Per Class A-3 Note.............................................	99.995965%	0.185%	99.810965%
Per Class A-4 Note.............................................	99.971635%	0.235%	99.736635%
Per Class B Note.................................................	99.992338%	0.280%	99.712338%
Total....................................................................	$723,917,961.99	$1,160,845.70	$722,757,116.29

(1) Plus accrued interest, if any, from October 14, 2003.
(2) Before deducting other expenses estimated at $765,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus are accurate or complete.  Any representation to the contrary is a criminal offense.

Bookrunner of the Class A and Class B Notes

Banc One Capital Markets, Inc.

Co-Managers of the Class A Notes

Citigroup Credit Suisse First Boston JPMorgan

The date of this prospectus supplement is October 1, 2003.

Table of Contents

Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus	S-3
Summary of Terms of the Notes	S-4
Structural Summary	S-7
Risk Factors	S-11
Capitalized Terms	S-16
The Trust	S-16
Limited Purpose and Assets	S-16
Capitalization of the Trust	S-16
The Owner Trustee	S-16
The Trust Property	S-17
The Receivables Pool	S-17
Pool Composition	S-17
Weighted Average Life of the Notes	S-20
The Servicer	S-25
Size of Servicing Portfolio	S-25
Delinquencies, Loss and Repossession Experience	S-25
How You Can Compute Your Portion of the Amount Outstanding on the Notes	S-27
Maturity and Prepayment Considerations	S-27
Use of Proceeds	S-27
Description of the Notes	S-28
Payments of Interest	S-28
Payments of Principal	S-29
Optional Redemption	S-29
The Indenture	S-30
The Indenture Trustee	S-31
Description of the Sale and Servicing Agreement	S-31
Sale and Assignment of the Receivables	S-31
Optional Purchase	S-31
Accounts	S-31
Servicing Compensation and Expenses	S-31
Rights Upon a Servicer Termination Event	S-32
Waiver of Past Servicer Termination Events	S-32
Distributions	S-32
Reserve Account	S-37
Material Legal Aspects of the Receivables	S-38
Legal Investment	S-38
Material Federal Income Tax Consequences	S-38
State Tax Matters	S-39
ERISA Considerations	S-39
Underwriting	S-40
Legal Matters	S-41
Glossary of Terms	S-42

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes in two separate documents that progressively provide more detail:  (a) this prospectus supplement, which will describe the specific terms of the notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued, some of which may not apply to the notes.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus.  If the terms of the notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

This prospectus supplement and the accompanying prospectus may be used by Banc One Capital Markets, Inc. in connection with offers and sales related to market-making transactions in the notes offered by this supplement and the accompanying prospectus.  Banc One Capital Markets, Inc. may act as principal or agent in these transactions.  These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and in the accompanying prospectus provides the pages on which these captions are located.

_______________

Summary of Terms of the Notes

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer

Bank One Auto Securitization Trust 2003-1, a statutory trust formed under Delaware law, will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks, which constitute the receivables.  Bank One, National Association, the transferor, originated the receivables through dealers.  Bank One, National Association, as servicer, will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for payments on the notes.

Seller

Bank One Auto Securitization LLC, a Delaware limited liability company and a subsidiary of Bank One, National Association will form the trust and transfer the receivables to the trust.

Offered Securities

The following securities are being offered by this prospectus supplement:

●

$149,000,000 Class A-1 1.10% asset backed notes

●

$245,000,000 Class A-2 1.29% asset backed notes

●

$151,000,000 Class A-3 1.82% asset backed notes

●

$160,670,000 Class A-4 2.43% asset backed notes

●

$18,329,000 Class B 2.10% asset backed notes

The trust is also issuing certificates representing the equity interest in the trust. The seller is not offering the certificates by this prospectus supplement. Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.  The transferor will initially retain the certificates.

Minimum Denominations

The notes will be issued in minimum denominations of $1,000.

Trustees

Notes

JPMorgan Chase Bank, a New York banking corporation, as indenture trustee.

Certificates

Wilmington Trust Company, a Delaware banking and trust corporation, as owner trustee.

Closing Date

The trust expects to issue the notes on or about October 14, 2003.

Distribution Dates

On the 20th day of each month or, if the 20th day is not a business day, the next business day, the trust will pay interest and principal on the notes.

First Distribution Date

The first distribution date will be in October 2003.

Record Dates

On each distribution date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record dates for the notes will be the business day immediately preceding the distribution date. If definitive notes have been issued, the record date for the notes will be the last day of the month preceding the distribution date.

Stated Maturity Dates

The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the respective stated maturity date for that class of notes set forth on the cover of this prospectus supplement.

Interest Rates

The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from distribution date (or, in the case of the first distribution date, the closing date) to distribution date.

Other Notes

“30/360”, accrued from and including the 20th day of the previous month (or, in the case of the first distribution date, the closing date) to but excluding the 20th day of the current month.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date for each class of notes will be the product of:

●

the applicable outstanding principal balance;

●

the applicable interest rate; and

●

30 (or, in the case of the first distribution date, 6) divided by 360 for all classes of notes except for the Class A-1 notes, and for the Class A-1 notes, the actual number of days in the interest accrual period (or, in the case of the first distribution date, 6 days) divided by 360.

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest”.

Principal Payments

Except as otherwise described herein, the trust will generally pay, on each distribution date, the class A principal distribution amount sequentially to the earliest maturing class of Class A notes then outstanding until such class is paid in full and then the class B principal distribution amount to the Class B notes until such class is paid in full.

For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Principal”.

Optional Redemption

The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the cut-off date at a price equal to the outstanding principal balance of the receivables plus accrued and unpaid interest thereon; provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes.  The trust will apply such payment to the redemption of the notes in full.

Subordination

The Class B notes are subordinated to the Class A notes. See “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Material Federal Income Tax Consequences

Federal tax counsel to the seller is of the opinion that:

●

for United States federal income tax purposes, the notes will be treated as debt; and

●

the trust will be disregarded as a separate entity for United States federal income tax purposes and will not be subject to United States federal income tax.

We suggest that you and your tax advisors review the information under the caption “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA Considerations

Subject to the restrictions discussed in “ERISA Considerations”, the notes may be purchased by employee benefit plans and accounts if one or more administrative exemptions apply.

See “ERISA Considerations” in this prospectus supplement and the prospectus.

Legal Investment

The Class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

No Listing of the Securities

The securities will not be listed on any national securities exchange. See “Risk Factors—The absence of a secondary market could limit your ability to resell your securities” in the prospectus.

Registration, Clearance and Settlement

DTC/Clearstream/Euroclear.

Risk Factors

You should consider the principal risks of an investment in the notes set forth under the caption “Risk Factors” in this prospectus supplement and the prospectus.

Ratings

It is a condition to the issuance of the notes that the:

●

Class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

●

Class A-2 notes, Class A-3 notes and Class A-4 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies; and

●

Class B notes be rated in the “A” rating category by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, at its discretion.

CUSIP Numbers

●

Class A-1 notes: 06424E AA 2

●

Class A-2 notes: 06424E AB 0

●

Class A-3 notes: 06424E AC 8

●

Class A-4 notes: 06424E AD 6

●

Class B notes: 06424E AE 4

Investor Information

The mailing address of Bank One Auto Securitization LLC is Mail Code DE1-1001, 201 N. Walnut Street, Wilmington, Delaware 19801.  You may request copies of the transaction documents relating to the trust by calling (302) 282-1039.

Structural Summary

This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

Bank One Auto Securitization LLC, the seller, will purchase from the transferor certain motor vehicle retail installment sale contracts secured by new or used automobiles or light trucks originated by participating dealers, which constitute the receivables, and thereafter will sell the receivables with an aggregate principal balance of $733,163,743.80 as of the cut-off date to Bank One Auto Securitization Trust 2003-1 on the closing date.

The following chart represents the application of proceeds from investors and the transfer of the receivables:

Cut-off Date

The cut-off date for the pool of receivables will be the close of business on August 29, 2003.

Property of the Trust

The property of the trust will include the following:

●

the receivables and the collections on the receivables after the cut-off date;

●

security interests in the vehicles financed by the receivables;

●

the collection account and note distribution account;

●

rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

●

remedies for breaches of representations and warranties made by the dealers that originated the receivables; and

●

other rights under documents relating to the receivables.

The Receivables

The receivables are amounts owed by individuals under motor vehicle retail installment sale contracts to purchase new or used automobiles and light trucks. The receivables were underwritten by the transferor using its own underwriting criteria, and originated through dealers by the transferor pursuant to dealer agreements.

The receivables will have the following characteristics as of the cut-off date:

●

Aggregate Principal Balance

$733,163,743.80

●

Number of Receivables

41,825

●

Average Principal Balance

$17,529.32

(Range)

$1,000.12 to $48,616.13

●

Average Original Amount Financed

$19,130.30

(Range)

$2,202.00 to $54,198.49

●

Weighted Average Contract Rate

6.400%

(Range)

0.00% to 18.00%

●

Weighted Average Original Term

63.1 months

(Range)

18 to 72 months

●

Weighted Average Remaining Term

56.6 months

(Range)

10 to 68 months

●

Percentage by Cut-Off Date Principal Balance of New Financed Vehicles

57.06%

●

Percentage by Cut-Off Date Principal Balance of Used Financed  Vehicles

42.94%

Servicer of the Receivables

Bank One, National Association will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each distribution date equal to one-twelfth of 1% of the principal balance of the receivables at the beginning of the previous month.  The trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during the previous month plus all investment earnings from amounts on deposit in specified accounts of the trust.

Priority of Distributions

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the trust will generally pay the following amounts on each distribution date in the following order of priority:

(1) to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

(2) to Class A noteholders, the accrued Class A note interest;

(3) to the principal distribution account, the first priority principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the outstanding principal balances of the Class A notes over (b) the aggregate principal balance of the receivables at the end of the previous month;

(4) to the Class B noteholders, the accrued Class B note interest;

(5) to the principal distribution account, the regular principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the sum of the outstanding principal balances of the notes over (b) the principal balance of the receivables at the end of the previous month less the applicable target overcollateralization amount described under “—Overcollateralization” below; provided that this amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clause (3) above;

(6) to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the specified reserve balance; and

(7) to the certificateholders, any amounts remaining in the collection account.

Distributions from the Principal Distribution Account

From deposits made to the principal distribution account, the trust will generally pay principal on the notes in the following amounts and order of priority:

●

to the Class A notes, the class A principal distributable amount in the following order of priority:

●

to the Class A-1 notes until they are paid in full;

●

to the Class A-2 notes until they are paid in full;

●

to the Class A-3 notes until they are paid in full; and

●

to the Class A-4 notes until they are paid in full;

●

to the Class B notes, the class B principal distributable amount until they are paid in full; and

●

to the certificateholders, any funds remaining.

In general, the application of these rules will result in an allocation between the Class A notes and the Class B notes, concurrently, in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of:

●

the target overcollateralization amount; and

●

solely for the Class A notes, 11.25% of the  outstanding aggregate principal balance of the receivables as of the last day of the related collection period;

provided, however, that prior to the distribution date on which the Class A-1 notes are paid in full, all funds on deposit in the principal distribution account will be distributed to the Class A notes.

As a result of this allocation, after the Class A-1 notes are paid in full and after the required credit support for the Class A notes is met, the Class B notes may receive a disproportionately larger percentage of principal distributions than the Class A notes.

However, following the occurrence of certain events of default, principal payments on the notes will be made in the order of priority as described under “Description of the Notes—Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

For a more detailed description of the application of principal on each distribution date, you should refer to “Description of the Notes—Payments of Principal” in this prospectus supplement.

Credit Enhancement

The credit enhancement provides protection for the Class A notes and Class B notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account and by allocation of available cash flow to the more senior classes of notes prior to more subordinate classes.

The credit enhancement for the notes will be as follows:

Class A notes

Subordination of the Class B notes, the reserve account and overcollateralization.

Class B notes

The reserve account and overcollateralization.

Subordination of Principal and Interest

As long as the Class A notes remain outstanding:

●

payments of interest on the Class B notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, allocations of principal; and

●

payments of principal on the Class B notes will be subordinated to payments of interest and principal on the Class A notes.

For a more detailed discussion of the subordination of the notes and the priority of distributions, including changes after certain events of default, you should refer to “Description of the Notes—The Indenture” and “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit $1,832,909.36 (or 0.25% of the initial aggregate principal balance of the receivables) to the reserve account for the benefit of the trust.

With respect to each distribution date, if collections on the receivables are insufficient to meet the distributions set forth in clauses (1), (2) and (4) under “—Priority of Distributions” above, plus an amount generally equal to the change in the aggregate principal balance of the receivables during the previous month, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit in the collection account, to the extent of the funds in the reserve account, an amount equal to such insufficiency.

The balance required to be on deposit in the reserve account will generally be the greater of $1,832,909.36 (or 0.25% of the initial aggregate principal balance of the receivables) and 0.80% of the outstanding aggregate principal balance of the receivables as of the last day of the related collection period.

On each distribution date, the trust will deposit into the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after the first five items listed in “—Priority of Distributions” above are satisfied.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

Overcollateralization

The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes.  Initially, the aggregate principal balance of the receivables will exceed the aggregate principal balance of the Class A notes and Class B notes by an amount equal to $9,164,743.80 (or 1.25% of the initial aggregate principal balance of the receivables).

The application of funds pursuant to clause (5) of “—Priority of Distributions” above is intended to result in the application of all remaining funds, including any excess spread, first to achieve, and then to maintain, the target overcollateralization amount.

This application is expected to result in the payment of more principal on the notes in the initial months than the amount of principal paid on the receivables in the related periods.  To the extent that the aggregate principal balance of the notes is paid down to create an overcollateralization amount equal to the target overcollateralization amount, additional credit enhancement is created.

The overcollateralization amount is intended to absorb anticipated losses on the receivables.  However, we cannot assure you that the target overcollateralization amount will be achieved or, if achieved, that it will be sufficient to absorb any or all actual losses on the receivables.  The target overcollateralization amount on each distribution date will generally be an amount equal to $16,496,184.24 (or 2.25% of the initial aggregate principal balance of the receivables).

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Risk Factors

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading “Risk Factors” beginning on page 4 of the prospectus, which are the principal risks of an investment in the notes.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors, including the following:

●

The rate of return of principal is uncertain. The amount of distributions of principal on the notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, the transferor, the seller or the servicer may be obligated to purchase or repurchase, as applicable, receivables from the trust if a representation, warranty or covenant is breached or the transferor may purchase receivables pursuant to its optional purchase right described below under “Description of the Sale and Servicing Agreement—Optional Purchase”. A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal balance of the notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the notes.

●

You may be unable to reinvest distributions in comparable investments. You alone will bear any reinvestment risks resulting from a faster or slower incidence of repayment of the notes. Such reinvestment risks include the risk that interest rates may be lower at the time you received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

●

An optional redemption will shorten the life of your investment, which may reduce your yield to maturity. If the receivables are sold upon exercise of the servicer’s optional redemption right, you will receive the outstanding principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

If you own Class B notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes

The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinated, to the extent described below, to payments of interest and principal on the Class A notes.

Interest payments on the Class B notes on each distribution date will be subordinated to servicing fees due to the servicer, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the receivables balance.

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes.

For a more detailed description of such principal payment circumstances, see “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement. The payment sequence changes, however, following some events of default under the indenture.

Payment priorities and subordination features increase risk of loss or delay in payment to some classes of notes

Based on the priorities described in this prospectus supplement under “Description of the Notes—Payment of Principal”, classes of notes that receive payments, particularly principal payments, prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any distribution date. In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes may be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under “—The occurrence of an event of default under the indenture may delay payments on the Class B notes”, the subordination of the Class B notes will increase after an event of default occurs, resulting in an even more pronounced effect on payments.

As a result, the yields of the later maturing classes of Class A notes will be sensitive, and the yields of the Class B notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Your notes may not be repaid on their stated maturity date

It is expected that final payment of each class of notes will occur on or prior to the respective stated maturity dates. Failure to make final payment of any class of notes on or prior to the respective stated maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the stated maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the stated maturity date for that class. See “Description of the Notes—The Indenture—Events of Default” in this prospectus supplement.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class—which will be the Class A notes for so long as any Class A notes are outstanding, and the Class B notes after the Class A notes have been paid in full—will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. In addition, the holders of 66-2/3% of the Class A notes, under some circumstances, have the right to waive servicer termination events or terminate the servicer without consideration of the effect such waiver or termination would have on the holders of Class B notes. The holders of Class B notes will not have the ability to waive servicer termination events or to remove the servicer until the Class A notes have been paid in full.

See “Description of the Transfer and Servicing Agreements—Defaults by the Servicer” in the prospectus and “Description of the Sale and Servicing Agreement—Rights Upon a Servicer Termination Event” and “—Waiver of Past Servicer Termination Events” in this prospectus supplement.

The failure to pay interest on the subordinated classes of notes is not an event of default while senior notes are outstanding

The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes—for example, for so long as any of the Class A notes are outstanding, the Class B notes—will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Prepayments, potential losses and change in order of priority of principal payments may result from an event of default under the indenture

An event of default under the indenture may result in payments on the notes being accelerated. As a result:

●

you may suffer losses on your notes if the assets of the trust are insufficient to pay the amounts owed on the notes;

● payments on your notes may be delayed until more senior classes of notes are repaid;
● your notes may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return; and
● in the case of the Class A-2 and Class A-3 notes, your notes may be paid later than as scheduled.
The occurrence of an event of default under the indenture may delay payments on the Class B notes	The trust will not make any distributions of principal or interest on a subordinate class of notes until payment in full of principal and interest on the senior classes of notes following:
● an event of default under the indenture relating to the payment of principal on any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;
● an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes; or
● a liquidation of the trust assets following any event of default under the indenture.
This may result in a delay or default in making payments on the Class B notes.
Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture

If an event of default occurs under the indenture, only the holders of the controlling class of notes may waive such event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinated class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

The indenture trustee may sell the receivables in an event of default

If the stated maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee may, under some circumstances, sell the receivables and prepay the Class A notes and the Class B notes. Upon a sale of the receivables following an event of default:

● the Class A-2, Class A-3 and Class A-4 noteholders will not receive any payments of principal until the Class A-1 notes have been paid in full; and
● no amounts will be distributed to the Class B noteholders until interest and principal due on the Class A notes have been paid in full.

So long as the Class A notes are the controlling class, the holders of the Class B notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

See “Description of the Notes—The Indenture—Events of Default” in this prospectus supplement.
You may experience reduced returns and delays on your securities resulting from changes in delinquency levels and losses

We cannot assure you that the historical levels of delinquencies and losses experienced by the transferor on its loan portfolio will be indicative of the performance of the receivables or that similar levels will be experienced in the future.

Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.
The concentration of the receivables in specific geographic areas may increase your risk of loss	Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the issuer with respect to the receivables.
As of the cut-off date, the addresses of the dealers through which the transferor originated the receivables were recorded as being in the following states:
Percentage of Initial Pool Balance Texas 13.03% Michigan 12.31% Louisiana 9.55%
No other state, by address of the dealer through which the transferor originated the receivable, constituted more than 7% of the balance of the receivables as of the cut-off date.

Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

Capitalized Terms

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary of Terms starting on page S-42 of this prospectus supplement.

The Trust

Limited Purpose and Assets

Bank One Auto Securitization Trust 2003-1, is a statutory trust formed under the laws of the State of Delaware by a trust agreement between Bank One Auto Securitization LLC, as depositor, and Wilmington Trust Company, as owner trustee. The trust will not engage in any activity other than:

●

acquiring and holding the assets of the trust, including the receivables, and the proceeds of those assets;

●

issuing the notes and certificates;

●

making payments on the notes and certificates; and

●

engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities, which activities cannot be contrary to the status of the trust as a “qualifying special purpose entity” under existing accounting literature.

The trust’s principal offices are in Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under “—The Owner Trustee”.

Capitalization of the Trust

The trust will be capitalized by the issuance of the notes. The proceeds from the issuance of the notes will be used:

●

to purchase the receivables from the seller under a sale and servicing agreement among the trust, the seller and the transferor, as the servicer; and

●

to fund the initial deposit to the Reserve Account.

The following table illustrates the capitalization of the issuer as of the cut-off date, as if the issuance and sale of the notes and certificates had taken place on such date:

Class A-1 notes	$149,000,000
Class A-2 notes	$245,000,000
Class A-3 notes	$151,000,000
Class A-4 notes	$160,670,000
Class B notes	$ 18,329,000
Overcollateralization	$ 9,164,744
Certificates	N/A
Total	$733,163,744

The Owner Trustee

Wilmington Trust Company is the owner trustee under the trust agreement.  Wilmington Trust Company is a Delaware banking and trust corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1600. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

The Trust Property

The notes will be collateralized by the trust property. The “trust property” will include the receivables, which were originated indirectly through dealers and pursuant to dealer agreements with those dealers. On the closing date, the seller will buy the receivables from the transferor and the seller will sell the receivables to the trust. The transferor, as servicer, will service the receivables. The trust property also includes:

●

all monies received under the receivables after the cut-off date;

●

security interests in the financed vehicles and any other property securing the receivables;

●

the rights of the transferor to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles or from claims under any lender’s single interest insurance policy naming the transferor as the insured;

●

the rights of the transferor to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

●

such amounts as from time to time may be held in the Collection Account and the note distribution account established and maintained by the servicer pursuant to the sale and servicing agreement;

●

the rights of the trust under the sale and servicing agreement and the other transaction documents, including the right to cause the transferor to repurchase receivables because of a breach of representation or warranty relating to the receivables (and subject to the right of Bank One, National Association to repurchase an aggregate amount of 2% of the receivables as provided in the purchase agreement);

●

all right, title and interest of the transferor, other than with respect to any dealer commission, with respect to the receivables under the related dealer agreements;

●

any instrument or document relating to the receivables; and

●

all proceeds of any and all of the foregoing.

The Reserve Account will be established and maintained by the seller in the name of the indenture trustee for the benefit of the noteholders, the trust and the certificateholders pursuant to the sale and servicing agreement.

The Receivables Pool

Pool Composition

The receivables were selected from the transferor’s portfolio by several criteria, including, as of the cut-off date, the following:

●

each receivable was originated in the United States of America;

●

each receivable is a simple interest receivable, as described in the prospectus;

●

each receivable provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

●

each receivable has an original principal balance less than or equal to $54,198.49;

●

each receivable has a contract rate of no less than 0.00% and no more than 18.00%;

●

each receivable has a scheduled maturity of not later than May 24, 2009;

●

each receivable has an original term to maturity of not more than 72 months and not less than 18 months and each receivable has a remaining term to maturity of 10 months or more as of the cut-off date;

●

each receivable has an outstanding principal balance greater than or equal to $1,000.12;

●

no obligor on any receivable was noted in the related records of the transferor as being the subject of any pending bankruptcy or insolvency proceeding; and

●

each receivable is not more than one payment cycle contractually past due as of the cut-off date.

The transferor considers an account past due one payment cycle if greater than 10% of the payment due on a due date is not received by the succeeding due date for that account.

No selection procedures believed by the transferor to be materially adverse to the noteholders were used in selecting the receivables.

The composition, distribution by remaining term, distribution by contract rate, geographic distribution and distribution by principal balance, in each case of the receivables, as of the cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100.00% due to rounding.

Composition of the Receivables as of the Cut-off Date

Aggregate Principal Balance	$733,163,743.80
Number of Receivables	41,825
Average Principal Balance	$17,529.32
Weighted Average Contract Rate	6.400%
Contract Rate (Range)	0.00% to 18.00%
Weighted Average Original Term	63.1 months
Original Term (Range)	18 to 72 months
Weighted Average Remaining Term	56.6 months
Remaining Term (Range)	10 to 68 months
Percentage by Cut-off Date Principal Balance of New Financed Vehicles	57.06%
Percentage by Cut-off Date Principal Balance of Used Financed Vehicles	42.94%

Distribution by Remaining Term of the Receivables as of the Cut-off Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0 to 12 months	12	$ 114,092.15	0.02%
13 to 24 months	232	1,655,752.21	0.23
25 to 36 months	1,495	15,461,621.53	2.11
37 to 48 months	3,458	42,753,264.63	5.83
49 to 60 months	26,249	438,190,710.52	59.77
61 to 72 months	10,379	234,988,302.76	32.05
Total	41,825	$733,163,743.80	100.00%

Distribution by Contract Rate of the Receivables as of the Cut-off Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
0.00% to 0.99%	1,474	$ 30,233,317.95	4.12%
1.00% to 1.99%	411	7,961,210.77	1.09
2.00% to 2.99%	291	6,099,224.86	0.83
3.00% to 3.99%	654	12,005,543.32	1.64
4.00% to 4.99%	7,477	131,172,443.02	17.89
5.00% to 5.99%	9,363	166,782,310.06	22.75
6.00% to 6.99%	7,386	130,430,245.44	17.79
7.00% to 7.99%	5,945	102,949,638.10	14.04
8.00% to 8.99%	3,537	61,809,395.77	8.43
9.00% to 9.99%	2,278	39,496,663.44	5.39
10.00% to 10.99%	1,126	17,852,056.07	2.43
11.00% to 11.99%	591	9,056,757.34	1.24
12.00% to 18.00%	1,292	17,314,937.66	2.36
Total	41,825	$733,163,743.80	100.00%

Geographic Distribution of the Receivables as of the Cut-off Date

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Texas	5,115	$ 95,541,068.60	13.03%
Michigan	5,430	90,230,792.48	12.31
Louisiana	3,825	69,980,502.95	9.55
Ohio	3,116	49,568,411.02	6.76
Indiana	2,978	49,280,809.55	6.72
Wisconsin	2,482	38,108,650.26	5.20
Illinois	2,122	37,428,432.05	5.11
California	1,705	34,050,011.05	4.64
Kentucky	1,953	31,444,386.99	4.29
Mississippi	1,636	29,523,329.45	4.03
Colorado	1,334	24,873,460.11	3.39
Tennessee	1,359	23,692,434.67	3.23
Oklahoma	1,363	23,159,841.60	3.16
Georgia	1,062	20,547,858.45	2.80
New Mexico	1,022	20,157,550.33	2.75
Minnesota	986	16,094,175.53	2.20
Florida	882	15,714,588.02	2.14
Other	3,455	63,767,440.69	8.70
Total	41,825	$733,163,743.80	100.00%

●

Numbers by state are based on the address of the dealer that originated the receivable.

●

“Other” includes 28 other states and the District of Columbia none of which have a concentration of receivables in excess of 2.00% of the aggregate principal balance.

Weighted Average Life of the Notes

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables to be transferred to the trust.

As the rate of payment of principal of the notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of a class of notes could occur significantly earlier than the Stated Maturity Date for such class of notes. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.

The tables (collectively, the “ABS Tables”) captioned “Percentage of Initial Note Principal Balance at Various ABS Percentages” have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

●

the receivables prepay in full at the specified constant ABS percentage monthly, with no defaults, losses, purchases or repurchases (except as set forth below),

●

each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days,

●

payments on the notes are made on each Distribution Date—and each such date is assumed to be the 20th day of each applicable month, commencing October 20, 2003,

●

the servicer exercises its option to purchase the receivables except as specifically provided,

●

the cut-off date is August 29, 2003,

●

interest accrues on the notes at their respective interest rates set forth on the front cover of this prospectus supplement, and

●

the closing date is October 14, 2003.

The ABS Tables set forth the percent of the initial principal amount of each class of notes and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS Tables also assume that the receivables have been aggregated into six hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the six pools, which is based on its aggregate principal balance and original term to maturity and remaining term to maturity as of the cut-off date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

Hypothetical Receivables Pools

Pool	Aggregate Principal Balance	Contract Rate	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	$ 1,769,844.36	5.704%	25	18
2	$ 15,461,621.53	5.619%	37	30
3	$ 42,753,264.63	6.317%	49	42
4	$274,646,810.27	5.968%	60	53
5	$163,543,900.25	6.455%	63	57
6	$234,988,302.76	6.937%	71	65
Total	$733,163,743.80

The actual characteristics and performance of the receivables that are to be transferred to the trust will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the six hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables to be transferred to the trust, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2003	90.22%	85.04%	82.17%	80.66%	79.09%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2003	80.95%	70.78%	65.14%	62.17%	59.09%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2003	71.85%	56.81%	48.49%	44.10%	39.55%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2004	64.02%	44.31%	33.40%	27.64%	21.67%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2004	56.15%	31.94%	18.53%	11.46%	4.12%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2004	48.25%	19.69%	3.88%	0.00%	0.00%	100.00%	100.00%	100.00%	97.29%	92.03%
April 2004	40.30%	7.58%	0.00%	0.00%	0.00%	100.00%	100.00%	93.59%	87.78%	81.76%
May 2004	32.30%	0.00%	0.00%	0.00%	0.00%	100.00%	97.32%	84.96%	78.44%	71.68%
June 2004	24.27%	0.00%	0.00%	0.00%	0.00%	100.00%	90.11%	76.47%	69.28%	61.82%
July 2004	16.19%	0.00%	0.00%	0.00%	0.00%	100.00%	82.99%	68.12%	60.28%	52.15%
August 2004	8.07%	0.00%	0.00%	0.00%	0.00%	100.00%	75.95%	59.91%	51.46%	42.69%
September 2004	0.00%	0.00%	0.00%	0.00%	0.00%	99.94%	68.99%	51.85%	42.81%	33.44%
October 2004	0.00%	0.00%	0.00%	0.00%	0.00%	94.95%	62.11%	43.93%	34.34%	24.40%
November 2004	0.00%	0.00%	0.00%	0.00%	0.00%	89.94%	55.32%	36.15%	26.05%	15.57%
December 2004	0.00%	0.00%	0.00%	0.00%	0.00%	84.89%	48.61%	28.53%	17.94%	6.96%
January 2005	0.00%	0.00%	0.00%	0.00%	0.00%	79.82%	41.99%	21.05%	10.01%	0.00%
February 2005	0.00%	0.00%	0.00%	0.00%	0.00%	74.73%	35.45%	13.72%	2.26%	0.00%
March 2005	0.00%	0.00%	0.00%	0.00%	0.00%	69.60%	29.01%	6.54%	0.00%	0.00%
April 2005	0.00%	0.00%	0.00%	0.00%	0.00%	64.49%	22.68%	0.00%	0.00%	0.00%
May 2005	0.00%	0.00%	0.00%	0.00%	0.00%	59.36%	16.44%	0.00%	0.00%	0.00%
June 2005	0.00%	0.00%	0.00%	0.00%	0.00%	54.20%	10.30%	0.00%	0.00%	0.00%
July 2005	0.00%	0.00%	0.00%	0.00%	0.00%	49.01%	4.24%	0.00%	0.00%	0.00%
August 2005	0.00%	0.00%	0.00%	0.00%	0.00%	43.79%	0.00%	0.00%	0.00%	0.00%
September 2005	0.00%	0.00%	0.00%	0.00%	0.00%	38.54%	0.00%	0.00%	0.00%	0.00%
October 2005	0.00%	0.00%	0.00%	0.00%	0.00%	33.27%	0.00%	0.00%	0.00%	0.00%
November 2005	0.00%	0.00%	0.00%	0.00%	0.00%	27.97%	0.00%	0.00%	0.00%	0.00%
December 2005	0.00%	0.00%	0.00%	0.00%	0.00%	22.64%	0.00%	0.00%	0.00%	0.00%
January 2006	0.00%	0.00%	0.00%	0.00%	0.00%	17.28%	0.00%	0.00%	0.00%	0.00%
February 2006	0.00%	0.00%	0.00%	0.00%	0.00%	11.90%	0.00%	0.00%	0.00%	0.00%
March 2006	0.00%	0.00%	0.00%	0.00%	0.00%	6.48%	0.00%	0.00%	0.00%	0.00%
April 2006	0.00%	0.00%	0.00%	0.00%	0.00%	1.27%	0.00%	0.00%	0.00%	0.00%
May 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2006	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2007	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2008	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2008	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (Years) (1)(2)	0.46	0.28	0.23	0.21	0.19	1.79	1.22	1.00	0.91	0.84
Weighted Average Life to Call (Years) (1)(3)	0.46	0.28	0.23	0.21	0.19	1.79	1.22	1.00	0.91	0.84

(1)

The “Weighted Average Life” of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (2) summing the results of clause (1) above and (3) dividing the amount determined in clause (2) above by the initial principal balance of such note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the receivables.

(3)

This calculation assumes that the servicer does exercise its option to purchase the receivables.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0.00%	1.00%	1.50%	1.75%	2.00%	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2003	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2003	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2003	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2004	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2005	100.00%	100.00%	100.00%	100.00%	97.66%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2005	100.00%	100.00%	100.00%	100.00%	85.10%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2005	100.00%	100.00%	100.00%	91.39%	73.53%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2005	100.00%	100.00%	99.26%	80.69%	62.31%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2005	100.00%	100.00%	88.47%	70.28%	51.42%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2005	100.00%	100.00%	78.75%	60.14%	40.84%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2005	100.00%	100.00%	69.25%	50.27%	30.60%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2005	100.00%	97.19%	59.97%	40.68%	20.75%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2005	100.00%	88.03%	50.92%	31.37%	11.25%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2005	100.00%	79.62%	42.11%	22.40%	2.08%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2005	100.00%	71.35%	33.52%	13.73%	0.00%	100.00%	100.00%	100.00%	100.00%	93.64%
December 2005	100.00%	63.21%	25.21%	5.34%	0.00%	100.00%	100.00%	100.00%	100.00%	85.65%
January 2006	100.00%	55.21%	17.17%	0.00%	0.00%	100.00%	100.00%	100.00%	97.40%	77.98%
February 2006	100.00%	47.35%	9.36%	0.00%	0.00%	100.00%	100.00%	100.00%	90.05%	70.62%
March 2006	100.00%	39.63%	1.79%	0.00%	0.00%	100.00%	100.00%	100.00%	82.98%	63.59%
April 2006	100.00%	32.27%	0.00%	0.00%	0.00%	100.00%	100.00%	94.94%	76.30%	56.97%
May 2006	93.55%	25.08%	0.00%	0.00%	0.00%	100.00%	100.00%	88.41%	69.88%	50.67%
June 2006	85.65%	18.05%	0.00%	0.00%	0.00%	100.00%	100.00%	82.10%	63.73%	44.68%
July 2006	77.95%	11.16%	0.00%	0.00%	0.00%	100.00%	100.00%	76.02%	57.85%	0.00%
August 2006	70.20%	4.41%	0.00%	0.00%	0.00%	100.00%	100.00%	70.15%	52.24%	0.00%
September 2006	62.42%	0.00%	0.00%	0.00%	0.00%	100.00%	97.93%	64.51%	46.90%	0.00%
October 2006	54.60%	0.00%	0.00%	0.00%	0.00%	100.00%	91.85%	59.10%	41.84%	0.00%
November 2006	46.73%	0.00%	0.00%	0.00%	0.00%	100.00%	85.90%	53.91%	0.00%	0.00%
December 2006	38.82%	0.00%	0.00%	0.00%	0.00%	100.00%	80.08%	48.96%	0.00%	0.00%
January 2007	30.87%	0.00%	0.00%	0.00%	0.00%	100.00%	74.40%	44.23%	0.00%	0.00%
February 2007	22.94%	0.00%	0.00%	0.00%	0.00%	100.00%	68.86%	0.00%	0.00%	0.00%
March 2007	14.98%	0.00%	0.00%	0.00%	0.00%	100.00%	63.45%	0.00%	0.00%	0.00%
April 2007	7.64%	0.00%	0.00%	0.00%	0.00%	100.00%	58.52%	0.00%	0.00%	0.00%
May 2007	0.27%	0.00%	0.00%	0.00%	0.00%	100.00%	53.71%	0.00%	0.00%	0.00%
June 2007	0.00%	0.00%	0.00%	0.00%	0.00%	93.28%	49.04%	0.00%	0.00%	0.00%
July 2007	0.00%	0.00%	0.00%	0.00%	0.00%	86.28%	44.50%	0.00%	0.00%	0.00%
August 2007	0.00%	0.00%	0.00%	0.00%	0.00%	79.23%	0.00%	0.00%	0.00%	0.00%
September 2007	0.00%	0.00%	0.00%	0.00%	0.00%	72.15%	0.00%	0.00%	0.00%	0.00%
October 2007	0.00%	0.00%	0.00%	0.00%	0.00%	65.03%	0.00%	0.00%	0.00%	0.00%
November 2007	0.00%	0.00%	0.00%	0.00%	0.00%	57.88%	0.00%	0.00%	0.00%	0.00%
December 2007	0.00%	0.00%	0.00%	0.00%	0.00%	50.68%	0.00%	0.00%	0.00%	0.00%
January 2008	0.00%	0.00%	0.00%	0.00%	0.00%	43.45%	0.00%	0.00%	0.00%	0.00%
February 2008	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (Years) (1)(2)	3.11	2.38	2.00	1.82	1.66	4.30	3.78	3.29	2.99	2.70
Weighted Average Life to Call (Years) (1)(3)	3.11	2.38	2.00	1.82	1.66	4.14	3.57	3.09	2.83	2.55

(1)

The “Weighted Average Life” of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (2) summing the results of clause (1) above and (3) dividing the amount determined in clause (2) above by the initial principal balance of such note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the receivables.

(3)

This calculation assumes that the servicer does exercise its option to purchase the receivables.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class B Notes
Distribution Date	0.00%	1.00%	1.50%	1.75%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
October 2003	100.00%	100.00%	100.00%	100.00%	100.00%
November 2003	100.00%	100.00%	100.00%	100.00%	100.00%
December 2003	100.00%	100.00%	100.00%	100.00%	100.00%
January 2004	100.00%	100.00%	100.00%	100.00%	100.00%
February 2004	100.00%	100.00%	100.00%	100.00%	100.00%
March 2004	100.00%	100.00%	100.00%	100.00%	100.00%
April 2004	100.00%	100.00%	100.00%	100.00%	100.00%
May 2004	100.00%	100.00%	100.00%	100.00%	100.00%
June 2004	100.00%	100.00%	100.00%	100.00%	100.00%
July 2004	100.00%	100.00%	100.00%	100.00%	100.00%
August 2004	100.00%	100.00%	100.00%	100.00%	100.00%
September 2004	100.00%	100.00%	100.00%	100.00%	100.00%
October 2004	100.00%	100.00%	100.00%	100.00%	100.00%
November 2004	100.00%	100.00%	100.00%	100.00%	100.00%
December 2004	100.00%	100.00%	100.00%	100.00%	100.00%
January 2005	100.00%	100.00%	100.00%	100.00%	100.00%
February 2005	100.00%	100.00%	100.00%	100.00%	94.11%
March 2005	100.00%	100.00%	100.00%	100.00%	82.98%
April 2005	100.00%	100.00%	100.00%	89.87%	72.20%
May 2005	100.00%	100.00%	97.35%	79.86%	61.72%
June 2005	100.00%	100.00%	88.00%	70.11%	51.56%
July 2005	100.00%	100.00%	78.86%	60.62%	41.71%
August 2005	100.00%	100.00%	69.95%	51.40%	31.52%
September 2005	100.00%	96.92%	61.25%	42.45%	21.60%
October 2005	100.00%	88.84%	52.77%	33.24%	12.02%
November 2005	100.00%	80.88%	44.52%	24.18%	2.79%
December 2005	100.00%	73.06%	36.17%	15.42%	0.00%
January 2006	100.00%	65.37%	27.77%	6.96%	0.00%
February 2006	100.00%	57.81%	19.62%	0.00%	0.00%
March 2006	100.00%	50.39%	11.71%	0.00%	0.00%
April 2006	100.00%	43.31%	4.22%	0.00%	0.00%
May 2006	100.00%	36.04%	0.00%	0.00%	0.00%
June 2006	94.63%	28.70%	0.00%	0.00%	0.00%
July 2006	87.23%	21.51%	0.00%	0.00%	0.00%
August 2006	79.78%	14.46%	0.00%	0.00%	0.00%
September 2006	72.30%	7.55%	0.00%	0.00%	0.00%
October 2006	64.78%	0.79%	0.00%	0.00%	0.00%
November 2006	57.22%	0.00%	0.00%	0.00%	0.00%
December 2006	49.62%	0.00%	0.00%	0.00%	0.00%
January 2007	41.97%	0.00%	0.00%	0.00%	0.00%
February 2007	33.81%	0.00%	0.00%	0.00%	0.00%
March 2007	25.49%	0.00%	0.00%	0.00%	0.00%
April 2007	17.83%	0.00%	0.00%	0.00%	0.00%
May 2007	10.13%	0.00%	0.00%	0.00%	0.00%
June 2007	2.38%	0.00%	0.00%	0.00%	0.00%
July 2007	0.00%	0.00%	0.00%	0.00%	0.00%
August 2007	0.00%	0.00%	0.00%	0.00%	0.00%
September 2007	0.00%	0.00%	0.00%	0.00%	0.00%
October 2007	0.00%	0.00%	0.00%	0.00%	0.00%
November 2007	0.00%	0.00%	0.00%	0.00%	0.00%
December 2007	0.00%	0.00%	0.00%	0.00%	0.00%
January 2008	0.00%	0.00%	0.00%	0.00%	0.00%
February 2008	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (Years) (1)(2)	3.21	2.49	2.09	1.91	1.74
Weighted Average Life to Call (Years) (1)(3)	3.21	2.49	2.09	1.91	1.74

(1)

The “Weighted Average Life” of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (2) summing the results of clause (1) above and (3) dividing the amount determined in clause (2) above by the initial principal balance of such note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the receivables.

(3)

This calculation assumes that the servicer does exercise its option to purchase the receivables.

The ABS Tables have been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

The Servicer

The transferor will service the receivables pursuant to the sale and servicing agreement. Information regarding the transferor may be found in “Description of the Transferor and the Servicer” in the prospectus. Information regarding the transferor’s servicing procedures may be found in “Bank One’s Origination and Servicing Procedures” in the prospectus.

Size of Servicing Portfolio

As of June 30, 2003, the transferor serviced 804,629 prime retail installment sale contracts secured by new and used automobiles and light trucks originated by the transferor or an affiliate of the transferor through dealers, representing an outstanding balance of approximately $10.4 billion.

Delinquencies, Loss and Repossession Experience

Set forth below is information concerning the historical delinquency, loss and repossession experience of the transferor pertaining to prime retail installment sale contracts secured by new and used automobiles and light trucks indirectly originated by the transferor or an affiliate of the transferor through dealers and serviced by the transferor. The information includes current and historical information on receivables originated and serviced by affiliates of the transferor. The tables also include information on receivables previously sold by the transferor which the transferor continues to service.  The tables are based on the procedures of the transferor described in the prospectus under “Bank One, National Association’s Origination and Servicing Procedures-Collection Activities”.

There can be no assurance that the delinquency and loss experience for the receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of obligors to make payments may be different from those that have prevailed during the periods reflected below.

The portfolio described has included from time to time motor vehicle loans that were originated by affiliates of the transferor using origination criteria that were different from the then existing underwriting criteria of the transferor.  We believe that the delinquency and loss experience without the inclusion of those motor vehicle loans would not be materially different from the delinquency and loss experience presented below.  In addition, the underwriting criteria of the transferor has changed from time to time and some loans in the portfolio described below were not originated in accordance with the guidelines set forth in the prospectus.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of the transferor’s portfolio. Accordingly, the delinquency, loss and repossession percentages may be lower than those shown if a group of receivables were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of receivables over the periods indicated.

Delinquency Experience

	As of June 30,		As of December 31,
	2003	2002	2002	2001	2000
Number of Contracts Outstanding at end of Period.......................	804,629	863,600	848,664	888,183	977,396
Delinquencies as a Percent of Number of Contracts Outstanding at end of Period
One Payment Cycle............................................................	1.65%	2.04%	2.18%	2.85%	3.20%
Two Payment Cycles..........................................................	0.65%	0.73%	0.76%	0.97%	1.00%
Three Payment Cycles and Over........................................	0.50%	0.57%	0.59%	0.73%	0.92%
Total Delinquencies as a Percent of Contracts Outstanding at end of Period..................................................................................	2.80%	3.34%	3.53%	4.55%	5.12%
Portfolio Outstanding at end of Period—$’s in Thousands..........	$10,403,674	$10,775,052	$10,904,451	$10,761,262	$11,409,606
Delinquencies as a Percent of Portfolio Outstanding at end of Period
One Payment Cycle...........................................................	1.35%	1.80%	1.85%	2.57%	2.86%
Two Payment Cycles.........................................................	0.54%	0.61%	0.63%	0.84%	0.86%
Three Payment Cycles and Over.......................................	0.46%	0.50%	0.54%	0.66%	0.89%
Total Delinquencies as a Percent of Portfolio Outstanding at end of Period..................................................................................	2.34%	2.91%	3.02%	4.06%	4.61%

●

The period of delinquency is based on the number of monthly payment cycles where greater than 10% of a scheduled payment is contractually past due, and includes receivables that have not been charged-off.

Repossession and Charge-Off Experience

	During Six Months Ended June 30,		During Fiscal Year Ended December 31,
	2003	2002	2002	2001	2000
Average Portfolio Outstanding During Period—$’s in Thousands	$10,753,538	$11,049,914	$11,090,881	$11,306,894	$11,663,452
Average Number of Contracts Outstanding During Period	827,484	887,493	876,349	940,390	983,428
Number of Repossessions During Period	5,762	6,302	12,330	15,005	13,039
Repossessions as a Percent of Average Number of Contracts Outstanding During Period (Annualized)	1.39%	1.42%	1.41%	1.60%	1.33%
Gross Charge-Offs—$’s in Thousands	$ 95,567	$ 95,632	$ 196,461	$ 207,669	$ 149,626
Recoveries—$’s in Thousands	$ 21,738	$ 23,965	$ 45,180	$ 53,372	$ 56,244
Net Charge-Offs—$’s in Thousands	$ 73,830	$ 71,667	$ 151,282	$ 154,296	$ 93,382
Net Charge-Offs as a Percent of Average Gross Portfolio Outstanding (Annualized)	1.37%	1.30%	1.36%	1.36%	0.80%

●

 “Gross Charge-Offs” represents the outstanding balance of contracts charged-off that are determined to be uncollectible less liquidation proceeds received at or prior to charge-off.

●

 “Recoveries” represent amounts received on contracts charged off in the applicable period or any prior period net of recovery expenses (less liquidation proceeds received at or prior to charge-off).

●

 “Net Charge-Offs” are “Gross Charge-Offs” less “Recoveries”.

Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

How You Can Compute Your Portion of the
Amount Outstanding on the Notes

The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes.

How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of such class of notes.

Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

●

the original denomination of your note; and

●

the factor relating to your class of notes computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes.  Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These reductions over time will be as a result of scheduled payments, prepayments, purchases of the receivables by the transferor, the seller or the servicer and liquidations of the receivables.

Maturity and Prepayment Considerations

Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Maturity and Prepayment Considerations” in the prospectus.  No principal will be paid on any other class of notes until the Class A-1 notes are paid in full.  After the Class A-1 notes have been paid in full, amounts on deposit in the principal distribution account on any Distribution Date will be divided among the remaining classes of the Class A notes and Class B notes according to the payment priority provisions described under “Description of the Notes—Payments of Principal” in this prospectus supplement.  In addition, no principal payments will be made on the Class A-3 notes until the Class A-2 notes are paid in full and no principal payments will be made on the Class A-4 notes until the Class A-3 notes are paid in full.  Consequently, all or a portion of the principal of the Class B notes may be paid before payment in full of the Class A-2 notes, Class A-3 notes and Class A-4 notes.  See “Description of the Notes—Payments of Principal”.  If an Event of Default occurs, then these payment priorities will change.  See “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default”.

As the rate of payment on principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Stated Maturity Dates.

See “Risk Factors—Your yield to maturity may be reduced by prepayments”, “Risk Factors—Your notes may not be repaid on their stated maturity date” and “Risk Factors—Payment priorities and subordination features increase risk of loss or delay in payment to some classes of notes” for a discussion of maturity and prepayment considerations.

Also see “The Receivables Pool” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the notes will be applied by the seller first, to deposit $1,832,909.36 into the Reserve Account, and second, to purchase the receivables and the other trust property from the transferor.

Description of the Notes

The trust will issue the notes under an indenture between the trust and JPMorgan Chase Bank, as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following information summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus, to which description reference is hereby made. See “Description of the Securities” and “Description of the Indenture” in the prospectus.

Payments of Interest

Interest on the outstanding principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Distribution Date. The trust will make payments to the noteholders as of each Record Date.

Calculation of Interest. Interest will accrue during each interest period and will be calculated on the various classes of notes as follows:

●

Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

●

30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be calculated on the basis of a 360-day year of twelve 30-day months.

●

Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any Distribution Date. In that event, the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class’ ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

Interest Paid on the Class B notes is Subordinate to Interest Paid on the Class A notes. Interest on the Class B notes will not be paid on any Distribution Date until interest payments on the Class A notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any Distribution Date, each of the holders of the Class B notes will receive their ratable share—based upon the total amount of interest due to such Class B noteholders—of the aggregate amount available to be distributed in respect of interest on the Class B notes. See “Description of the Sale and Servicing Agreement—Distributions” and “—Reserve Account” in this prospectus supplement.

Event of Default Regarding the Payment of Interest. An Event of Default under the indenture will occur if the full amount of interest due on the Controlling Class of notes is not paid within thirty-five days of the related Distribution Date. The failure to pay interest on any other class of notes within five days of the related Distribution Date will not be an Event of Default.

See “Description of the Notes—The Indenture—Events of Default” in this prospectus supplement.

Payments of Principal

The trust will generally make principal payments to the noteholders on each Distribution Date in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” with respect to any Distribution Date equals the sum of:

●

the First Priority Principal Distribution Amount; and

●

the Regular Principal Distribution Amount.

The trust will pay principal on the notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described in “Description of the Sale and Servicing Agreement—Distributions” in this prospectus supplement.

Priority of Principal Repayments. Principal payments from the Principal Distribution Amount on each Distribution Date will generally be paid in the following amounts and order of priority:

(1)

to the Class A notes, the Class A Principal Distributable Amount as follows:

(a)

to the Class A-1 notes until paid in full;

(b)

to the Class A-2 notes until paid in full;

(c)

to the Class A-3 notes until paid in full; and

(d)

to the Class A-4 notes until paid in full;

(2)

to the Class B notes, the Class B Principal Distributable Amount until paid in full; and

(3)

to the Certificateholders, any remaining amounts.

However, following the occurrence and during the continuation of certain Events of Default that have resulted in an acceleration of the notes (but prior to any liquidation of the receivables) and upon the liquidation of the receivables following an acceleration of the notes as a result of any Event of Default, principal payments on the notes will be made in the order of priority that applies in the case of such Event of Default, as described below under “—Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

Notes Might Not Be Repaid on Their Stated Maturity Dates. The principal amounts of any class of notes to the extent not previously paid will be due on the Stated Maturity Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Stated Maturity Dates relating to that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the prospectus.

Event of Default Regarding the Payment of Principal. An Event of Default under the indenture will occur if any principal payment on any note is not made when that payment is due and payable. See “The Indenture—Events of Default” and “—Rights Upon Event of Default” in this prospectus supplement and “Description of the Indenture” in the prospectus.

Optional Redemption

All outstanding notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance will have declined to 10% or less of the initial Pool Balance, as described in the prospectus under “Description of the Transfer and Servicing Agreements—Termination”. The redemption price for the receivables will be equal to the aggregate outstanding principal amount of the receivables plus accrued and unpaid interest on the receivables; provided, that the redemption price is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes.

The Indenture

Events of Default. The events of default and your rights upon the occurrence of an event of default are set forth in the prospectus under “Description of the Indenture”.   The Trust Indenture Act of 1939 requires that upon the occurrence of an event of default, the indenture trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such event of default, the indenture trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter of any of the notes.  As of the date hereof, the indenture trustee is affiliated with J.P. Morgan Securities Inc.

Appointment of Additional Indenture Trustees. Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes or the Class B notes if an Event of Default occurs under the indenture. In these circumstances, the indenture will provide for a successor indenture trustee to be appointed for one or all of the Class A notes and Class B notes, in order that there be separate indenture trustees for each of the Class A notes and the Class B notes. In general, so long as any amounts remain unpaid with respect to the Class A notes:

●

only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

●

only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B notes.

If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

Priority of Payments May Change Upon an Event of Default. Following the occurrence and during the continuation of an Event of Default described in the first, second and fifth bullet under “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in the attached prospectus which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any Event of Default, the priority of payments changes. In particular, after required payments to the indenture trustee and the servicer, payments will generally be made on the notes sequentially on each Distribution Date, in the following order of priority:

●

interest on the Class A notes, ratably;

●

to the principal amount of the Class A-1 notes until such principal amount is paid in full;

●

to the principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes, ratably, until such principal amount is paid in full;

●

interest on the Class B notes; and

●

to the principal amount of the Class B notes until such principal amount is paid in full.

Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the Class A notes and the Class B notes on each Distribution Date in the manner set forth in “Description of the Sale and Servicing Agreement—Priority of Payments”, until a liquidation, if any, of the receivables.

The Indenture Trustee

JPMorgan Chase Bank is the indenture trustee under the indenture.  JPMorgan Chase Bank is a New York banking corporation and its principal offices are located at 4 New York Plaza, 6th Floor, New York, New York 10004.

Description of the Sale and Servicing Agreement

The following summary, when read in conjunction with the section titled “Description of The Transfer and Servicing Agreements” in the prospectus, describes the material terms of the sale and servicing agreement. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement. We will file a copy of the actual sale and servicing agreement with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the sale and servicing agreement. It is subject to all of the provisions of the sale and servicing agreement.

Sale and Assignment of the Receivables

You can find information about the transfer of the receivables from the transferor to the seller and from the seller to the trust on the closing date in the prospectus under “Description of the Transfer and Servicing Agreement—Sale and Assignment of the Receivables”.

Optional Purchase

Bank One, National Association, as transferor, has an option to purchase, as of the last day of any Collection Period, any receivables; provided that the transferor may not purchase pursuant to this provision more than an aggregate amount of 2% of the receivables.  The purchase price for those receivables will be equal to the aggregate outstanding principal amount of those receivables plus accrued and unpaid interest on those receivables.

Accounts

In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables no later than the second Business Day after receipt to the Collection Account if there is a Servicer Termination Event or if any of the conditions set forth in the sale and servicing agreement is not met. See “Description of the Transfer and Servicing Agreements—Payments on the Receivables” in the prospectus. In addition to the Collection Account referred to under “Description of the Sale and Servicing Agreement—The Collection Account and Eligible Investments”:

●

the servicer will establish the Collection Account, the Note Distribution Account, the Principal Distribution Account and the Interest Distribution Account; and

●

the seller will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the noteholders, the trust and the certificateholders.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of the Collection Period.  The servicer will also be entitled to receive a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during the related Collection Period plus all investment earnings from amounts on deposit in all accounts described in this prospectus supplement other than the Reserve Account.  The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account. See “Description of the Transfer and Servicing Agreements—Servicing Fee” in the prospectus.  Bank One, National Association will also act as administrator for the trust and will perform certain administrative duties.  The servicer will compensate the administrator out of the servicing fee.

Rights Upon a Servicer Termination Event

If a Servicer Termination Event occurs, the indenture trustee or holders of at least 66-2/3% of the outstanding principal amount of the Controlling Class may remove the servicer without the consent of any of the other noteholders.

Waiver of Past Servicer Termination Events

If a Servicer Termination Event occurs, holders of at least 66-2/3% of the outstanding principal amount of the Controlling Class, subject to the exceptions provided in the sale and servicing agreement, may waive any Servicer Termination Event except for a failure to make any required deposits to or payments from any account, without the consent of any of the other noteholders.

Distributions

Deposits to the Collection Account and Determination of Available Collections. On or before each Distribution Date, the servicer will cause all collections on receivables and other amounts constituting the Available Collections to be deposited into the Collection Account.  The servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account the Reserve Account Transfer Amount.  In addition, on or before each Distribution Date, the servicer will notify the indenture trustee to withdraw from the Reserve Account and distribute the Reserve Account Excess Amount to the certificateholders.

On each Determination Date, the servicer will determine the amount in the Collection Account for distribution on the related Distribution Date and will notify the indenture trustee of the same in writing. Payments to noteholders will be made on each Distribution Date in accordance with that determination.

Sources of Funds Available for
Distribution on Any Distribution Date

Priority of Payments. On each Distribution Date, except as set forth above under “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default”, the servicer will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account) in the following order of priority:

(1)

to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)

to the Class A noteholders:

(a)

the aggregate amount of interest accrued for the related Interest Period on each of the Class A notes at their respective interest rates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class A noteholders on the preceding Distribution Date; and

(b)

the excess, if any, of the amount of interest payable to the Class A noteholders on prior Distribution Dates over the amounts actually paid to the Class A noteholders on those prior Distribution Dates, plus interest on any such shortfall to the extent permitted by law;

(3)

to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(4)

to the Class B noteholders:

(a)

the aggregate amount of interest accrued for the related Interest Period on the Class B notes at the interest rate on such notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class B noteholders on the preceding Distribution Date; and

(b)

the excess, if any, of the amount of interest payable to the Class B noteholders on prior Distribution Dates over the amounts actually paid to the Class B noteholders on those prior Distribution Dates, plus interest on any such shortfall to the extent permitted by law;

(5)

to the Principal Distribution Account, the Regular Principal Distribution Amount, if any;

(6)

to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance; and

 (7)

to the certificateholders, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

Distribution of Funds on Deposit When No Event of Default
Resulting in Acceleration Has Occurred

Amount deposited into the Collection Account for distribution
Servicer
Servicing Fee and prior unpaid Servicing Fees
Class A-1 Noteholders
Class A-2 Noteholders
Class A-3 Noteholders
Class A-4 Noteholders
Accrued Class A Note Interest (paid pro rata to the respective classes)
First Priority Principal Distribution Amount, if any
Class B Noteholders
Accrued Class B Note Interest
Principal Distribution Account
Regular Principal Distribution Amount
Amount Required to maintain Reserve Account up to the Specified Reserve Balance
Reserve Account
Certificateholders
To the Class A Noteholders the Class A Principal Distributable Amount
To the Class B Noteholders the Class B Principal Distributable Amount
Certificateholders
Class A-1 Noteholders
Class A-2 Noteholders
Class A-3 Noteholders
Class A-4 Noteholders

Overview of How the Trust Distributes Principal. In general, the trust will make principal distributions on the notes under the following circumstances:

●

as the Pool Balance decreases as a result of principal payments on the receivables, purchases of receivables by the seller or the servicer, receipt of Liquidation Proceeds allocable to principal and receivables becoming defaulted receivables, to the extent that the Pool Balance is less than the aggregate outstanding principal balance on the notes plus the required amount of overcollateralization; and

●

on the respective Stated Maturity Dates of each class of the notes to the extent that the outstanding principal amounts on the applicable notes were not previously repaid.

The Trust Will Make Principal Payments to Maintain Overcollateralization as the Pool Balance Decreases. The trust will make principal distributions on Distribution Dates which are not Stated Maturity Dates in order to maintain a desired level of overcollateralization. The trust will generally pay principal on the notes outstanding at any time that the aggregate outstanding principal balance of the notes exceeds the Pool Balance minus the Target Overcollateralization Amount.

The Servicer may, from time to time after the date of this prospectus supplement, modify the formula for determining the Target Overcollateralization Amount if each rating agency delivers a letter to the indenture trustee to the effect that the use of such new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes.  The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

Required Principal Distributions Made as a Result of Notes Reaching Their Stated Maturity Dates May Delay Interest Payments on Subordinate Classes of Notes. The principal amounts on the notes are generally expected to be repaid prior to the applicable Stated Maturity Date. However, if the principal amount on any class of notes has not been fully repaid prior to its Stated Maturity Date, any remaining outstanding principal amounts on that class of notes will be immediately due on that date, and will be payable before any payments of principal or interest are made to the Class B notes. Interest on the Class B notes may therefore be delayed as a result.

A substantial amount payable on a Stated Maturity Date would generally occur as a result of slower-than-expected payments on the receivables, including:

●

a larger than expected number of late payments on the receivables; or

●

slower than expected prepayments on the receivables.

Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes. The trust will pay principal on the Class A notes prior to the payment of interest on the Class B notes in cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the Class A notes.  To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B notes.

As a result, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate classes of notes on a timely basis:

●

substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement;

●

delayed collections on the receivables resulting from either:

●

a larger-than-expected number of late payments on the receivables; or

●

slower-than-expected prepayments on the receivables; or

●

reduction of the Pool Balance to zero through a sale of receivables following an Event of Default.

Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. The servicer will instruct the indenture trustee to pay out all amounts on deposit in the Principal Distribution Account on each Distribution Date to the notes in the order of priority set forth in “Description of the Notes—Payments of Principal”. Any funds remaining in the Principal Distribution Account will be distributed to the certificateholder.

Reserve Account

The seller will establish the Reserve Account in the name of the indenture trustee for the benefit of the noteholders, the trust and the certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the seller on the closing date in the amount of $1,832,909.36.

As of any Distribution Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Balance. On each Distribution Date, the trust will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the Reserve Account to equal the Specified Reserve Balance to the extent set forth above under “—Priority of Payments”.

Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account may decrease:

●

on each Distribution Date by withdrawal of the Reserve Account Transfer Amount; and

●

on each Distribution Date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such Distribution Date and the payment of such amount to the Certificateholders.

In addition, the indenture trustee will, if instructed by the servicer, withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts, together with the Available Collections for such Distribution Date, would be sufficient to pay the sum of the Servicing Fee and all outstanding notes in full.

Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the administrator in Eligible Investments and investment earnings, net of losses and investment expenses, therefrom will be deposited into the Reserve Account. Eligible Investments are generally limited to obligations or securities that mature on or before the next Distribution Date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in securities that will not mature prior to the next Distribution Date with respect to such notes and will not be sold to meet any shortfalls.

Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

●

enhance the likelihood that you will receive the amounts due on your notes; and

●

decrease the likelihood that you will experience losses on your notes.

However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

The Servicer may, from time to time after the date of this prospectus supplement, modify the formula for determining the Specified Reserve Balance if each rating agency delivers a letter to the indenture trustee to the effect that the use of such new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes.  The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the certificateholders.

Material Legal Aspects of the Receivables

Information regarding the material legal aspects of the receivables is set forth under “Material Legal Aspects of the Receivables” in the prospectus.

Legal Investment

The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Material Federal Income Tax Consequences

PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the closing date, and assuming compliance with all of the provisions of the transaction documents, McKee Nelson LLP, special tax counsel to the trust, is of the opinion that for federal income tax purposes (a) the proper tax treatment of the notes is as indebtedness and (b) the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt for federal income tax purposes.

Opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review “Material Federal Income Tax Consequences — Trusts Treated As Partnerships or Disregarded Entities (Owner Trusts)” in the prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.

We do not anticipate issuing notes with any original issue discount.  See “Material Federal Income Tax Consequences — Tax Consequences to Holders of the Notes Issued by a Partnership or a Disregarded Entity —Original Issue Discount” in the accompanying prospectus.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.5% ABS.  See “Weighted Average Life Considerations” in this prospectus supplement.

State Tax Matters

Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust onto the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a “Keogh” plan) or an individual retirement account (we refer to each of these entities as a Benefit Plan) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified and in accordance with governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code.  However, any of those plans that are qualified and exempt from tax under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction provisions of Section 503 of the Code.  Moreover, such plans may be subject to other federal laws or to state laws that impose restrictions substantially similar to those of ERISA or the Code.

Certain transactions involving the purchase, holding and servicing of the receivables might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases notes, under a regulation issued by the United States Department of Labor (the regulation is known as the plan assets regulation), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as equity interests for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption (PTCE) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”.  These exemptions are known as the investor-based exemptions.

The notes may be acquired by or with plan assets of employee benefit plans (as defined in Section 3(3) of ERISA) or plans as described in Section 4975(e)(1) of the Code; provided, however, that each investor that is acquiring a note on behalf of or with plan assets of a Benefit Plan (or a plan subject to similar law) will be deemed to represent on the date it acquires the note and throughout the period that it holds the Note that an investor-based exemption will be applicable to the acquisition and holding of the notes (or that its acquisition and holding of the note will not result in a non-exempt violation of similar law).

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plans’ investment portfolio.

Underwriting

The seller and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table:

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
Banc One Capital Markets, Inc.	$ 77,480,000	$127,400,000	$ 78,520,000	$ 83,548,400	$18,329,000
Citigroup Global Markets Inc.	$ 23,840,000	$ 39,200,000	$ 24,160,000	$ 25,707,200	$ 0
Credit Suisse First Boston LLC	$ 23,840,000	$ 39,200,000	$ 24,160,000	$ 25,707,200	$ 0
J.P. Morgan Securities Inc.	$ 23,840,000	$ 39,200,000	$ 24,160,000	$ 25,707,200	$ 0
Total	$149,000,000	$245,000,000	$151,000,000	$160,670,000	$18,329,000

The selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the initial principal amount of each class of notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 notes	0.0540%	0.0270%
Class A-2 notes	0.0780%	0.0390%
Class A-3 notes	0.1110%	0.0555%
Class A-4 notes	0.1410%	0.0705%
Class B notes	0.1680%	0.0840%

The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the sale of the notes, the underwriters may engage in:

●

over-allotments, in which members of the syndicate selling the notes sell more notes than the seller actually sold to the syndicate, creating a syndicate short position;

●

stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

●

syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

●

penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued at any time.

The seller and the transferor will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The seller will receive proceeds of approximately $722,757,116.29 from the sale of the notes.  The seller will receive this amount net of the underwriting discount of 1,160,845.70.  Additional offering expenses are estimated to be $765,000.  The seller will use these proceeds to make a deposit into the Reserve Account and to purchase the receivables and the other trust property as described in “Use of Proceeds” above.

Banc One Capital Markets, Inc. is an affiliate of the transferor.  Any obligations of Banc One Capital Markets, Inc. are the sole obligations of Banc One Capital Markets, Inc. and do not create any obligations on the part of any of its affiliates.

Banc One Capital Markets, Inc. may from time to time purchase or acquire a position in the notes and may, at its option, hold or resell the notes.  Banc One Capital Markets, Inc. expects to offer and sell previously issued notes in the course of its business as a broker-dealer.  Banc One Capital Markets, Inc. may act as a principal or agent in these transactions.  This prospectus supplement and the accompanying prospectus may be used by Banc One Capital Markets, Inc. and its successors in connection with these transactions.  These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

Legal Matters

Certain legal matters with respect to the notes will be passed upon for the seller by either the Chief Legal Officer or a Deputy General Counsel of Bank One Corporation, the parent of the transferor, and by McKee Nelson LLP. Certain legal matters with respect to the notes will be passed upon for the underwriters by McKee Nelson LLP.

Glossary of Terms

“ABS” means the Absolute Prepayment Model, which we use to measure prepayments on receivables.

“Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period:

●

all payments collected with respect to the receivables;

●

all Liquidation Proceeds attributable to receivables which became Defaulted Receivables during such Collection Period in accordance with the servicer’s customary servicing procedures, and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods;

●

the purchase amount received with respect to each receivable that became a purchased receivable during such Collection Period; and

●

partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, physical damage, credit life, or disability insurance premiums;

provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in the Available Collections in a prior Collection Period and (2) amounts consisting of any late, prepayment and other administrative fees and expenses, which are payable to the servicer as part of the supplemental servicing fee.

“Business Day” means a day that is not a Saturday or a Sunday and that in the States of New York, Ohio, Illinois and the State in which the corporate trust office of the owner trustee or the indenture trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

“Class A Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the greater of the outstanding principal amount of the Class A-1 notes and the following:

(a)

the aggregate outstanding principal amount of the Class A notes immediately prior to such Distribution Date; minus

(b)

the lesser of:

(i)

an amount equal to the product of:

(A)

the Pool Balance as of the last day of the related Collection Period; and

(B)

the sum of 88.75% and the percentage equivalent of a fraction equal to:

(x)

the amount on deposit in the Reserve Account after giving effect to any withdrawals but prior to giving effect to any deposits on that Distribution Date; divided by

(y)

the Pool Balance as of the last day of the related Collection Period; and

(ii)

an amount equal to the Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Distribution Date;

provided, however, that on the Stated Maturity Date of any class of Class A notes, the Class A Principal Distributable Amount will be at least an amount sufficient to pay that class in full; and provided further, that the Class A Principal Distributable Amount on any Distribution Date will not exceed the outstanding principal amount of the Class A notes on that Distribution Date.

“Class B Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to:

(a)

the sum of the aggregate outstanding principal amount of the Class A notes (after taking into account the payment of the Class A Principal Distributable Amount on such Distribution Date) and the outstanding principal amount of the Class B notes immediately prior to such Distribution Date; minus

(b)

an amount equal to the Pool Balance as of the last day of the related Collection Period minus the Target Overcollateralization Amount for the Distribution Date;

provided, however, that on the Stated Maturity Date of the Class B notes, the Class B Principal Distributable Amount will be at least an amount sufficient to pay the Class B notes in full; and provided further, that the Class B Principal Distributable Amount on any Distribution Date will not exceed the outstanding principal amount of the Class B notes on that Distribution Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

“Collection Period” means (a) in the case of the initial Collection Period, the period from but not including the cutoff date to and including September 30, 2003 and (b) thereafter, each calendar month during the term of the sale and servicing agreement. With respect to any Determination Date or Distribution Date, the “related Collection Period” means the Collection Period preceding the month in which such Determination Date or Distribution Date occurs.

“Controlling Class” means, with respect to any outstanding notes, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding—excluding notes held by the seller, the servicer, the issuer or their affiliates.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable (other than a receivable repurchased by the transferor or the seller or purchased by the servicer) which the servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices.

“Determination Date” means, with respect to any Collection Period, the second Business Day immediately preceding the related Distribution Date.

“Distribution Date” means the date on which the trust will pay interest and principal on the notes, which will be the twentieth day of each month or, if any such day is not a Business Day, on the next Business Day. The first Distribution Date will be in October 2003.

“Eligible Investments” means any one or more of the following types of investments:

(a)

instruments, investment property or other property consisting of:

(1)

obligations of or fully guaranteed by the United States of America;

(2)

time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+”, respectively;

(3)

commercial paper (including but not limited to asset backed commercial paper of any affiliate of the seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s and Standard & Poor’s of “P-1” and “A-1+”, respectively;

(4)

bankers’ acceptances issued by any depository institution or trust company described in clause (a)(2) above; and

(5)

investments in money market funds (including funds for which the transferor, the indenture trustee or the owner trustee or any of their affiliates is investment manager or advisor) rated “AAA-m” or “AAA-mg” by Standard & Poor’s and “Aaa” by Moody’s or otherwise approved in writing by each rating agency then rating any notes;

(b)

demand deposits in any depository institution or trust company referred to in clause (a)(2) above;

(c)

uncertificated securities consisting of shares of an open end diversified investment company which is registered under the Investment Company Act, and which (1) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Eligible Investments, (2) seeks to maintain a constant net asset value per share, (3) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (4) with respect to which each rating agency then rating any notes confirms in writing that such investment will not cause a downgrade or withdrawal of the ratings of any notes; and

(d)

any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its rating of any notes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means an event of default under the indenture, as described in “Description of the Notes—The Indenture—Events of Default” in this prospectus supplement and “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in the prospectus.

“First Priority Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of

●

the aggregate outstanding principal amount of the Class A notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A notes on such preceding Distribution Date); over

●

the Pool Balance at the end of the related Collection Period;

provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Distribution Date (prior to giving effect to any principal payments made on the notes on such Distribution Date); and provided further, that the First Priority Principal Distribution Amount on and after the Stated Maturity Date of a class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of Class A notes and all earlier maturing classes of Class A notes to zero.

“Interest Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

“Interest Period” means, with respect to a particular Distribution Date (a) with respect to the Class A-1 notes, the period from and including the closing date, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid, to but excluding the particular Distribution Date and (b) with respect to each class of notes other than the Class A-1 notes, the period from and including the closing date, in the case of the first Distribution Date, or from and including the twentieth day of the calendar month preceding the particular Distribution Date to but excluding the twentieth day of the calendar month during which the particular Distribution Date occurs.

“Liquidation Proceeds” means, with respect to any receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such Defaulted Receivable net of any expenses incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

“Note Distribution Account” means the account designated, established and maintained as such pursuant to the sale and servicing agreement.

“Pool Balance” means, as of the end of any Collection Period, the aggregate principal balance of the receivables (excluding Defaulted Receivables and receivables purchased by the seller, the transferor or the servicer).

“Principal Distribution Account” means the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

“Principal Distribution Amount” for a Distribution Date means the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount with respect to such Distribution Date.

“Record Date” with respect to any Distribution Date means the Business Day immediately preceding the Distribution Date or, if the notes are issued as definitive notes, the last day of the preceding calendar month.

“Regular Principal Distribution Amount” means, with respect to any Distribution Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the notes immediately preceding such Distribution Date over (ii)(a) the Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Distribution Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Distribution Date (after giving effect to any principal payments made on the notes on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Class B Stated Maturity Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero.

“Reserve Account” means the account which the seller will establish in the name of the indenture trustee for the benefit of the noteholders, the trust and the certificateholders into which the seller will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents will make the other deposits and withdrawals specified in the prospectus and this prospectus supplement.

“Reserve Account Excess Amount” means, with respect to any Distribution Date, an amount equal to the excess, if any, of:

●

the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, after giving effect to any other withdrawals from and deposits to the Reserve Account relating to that Distribution Date, over

●

the Specified Reserve Balance with respect to that Distribution Date.

“Reserve Account Transfer Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date, before giving effect to any other withdrawals therefrom relating to such Distribution Date, and (b) the amount, if any, by which (1) the Total Required Payments for such Distribution Date exceeds (2) the Available Collections for such Distribution Date.

“Servicer Termination Event” means any of the events specified under “Description of the Transfer and Servicing Agreements—Defaults by the Servicer” in the prospectus.

“Servicing Fee” means, for each Collection Period, an amount equal to the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of that Collection Period.

“Specified Reserve Balance” means generally, for any Distribution Date, the lesser of (a) the greater of (1) $1,832,909.36 (0.25% of the initial Pool Balance) and (2) 0.80% of the Pool Balance as of the end of the related Collection Period and (b) the sum of the aggregate outstanding principal amount of all the notes as of the end of the Distribution Date (after giving effect to any principal payments made on the notes on such Distribution Date).

“Stated Maturity Date” for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“Target Overcollateralization Amount” generally, for any Distribution Date will equal the lesser of (a) $16,496,184.24 (or 2.25% of the initial Pool Balance) and (b) the greater of (1) 11.25% of the Pool Balance as of the end of the related Collection Period less the amount on deposit in the Reserve Account on such Distribution Date after giving effect to withdrawals on such Distribution Date but prior to giving effect to any deposits on such Distribution Date and (2) 0.75% of the initial Pool Balance less the amount on deposit in the Reserve Account on such Distribution Date after giving effect to withdrawals on such Distribution Date but prior to giving effect to any deposits on such Distribution Date.

“Total Distribution Amount” means, for each Distribution Date, the sum of the Available Collections and the Reserve Account Transfer Amount, in each case in respect of such Distribution Date.

“Total Required Payment” means, with respect to any Distribution Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes, the accrued and unpaid interest on the Class B notes, an amount equal to the change in the Pool Balance during the related Collection Period, and on or after the Stated Maturity Date of any class of notes, an amount necessary to reduce the outstanding principal amount of such class of notes to zero; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes and the Class B notes and the amount necessary to reduce the outstanding principal amount of all the notes to zero.